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April 4, 2005

To our Shareholders:

On behalf of our Board of Directors and management, we are pleased to invite you to the 2005 Annual and Special Meeting of Shareholders of MI Developments Inc. to be held at Le Royal Meridien King Edward Hotel, 37 King Street East, Toronto, Ontario, Canada, at 10:00 a.m. (Toronto time) on Wednesday, May 4, 2005.

We hope you can attend but, in any case, your vote is important and your shares should be represented at the Meeting. If you are unable to attend, please complete, date and sign the enclosed blue proxy form, and return it in accordance with the instructions set out in the proxy form. Even if you plan to attend the Meeting, you may find it convenient to express your views in advance by completing and returning the proxy form. The Notice of Meeting, Management Information Circular/Proxy Statement and proxy form for our Class A Subordinate Voting Shares and Class B Shares are enclosed with this letter.

As a shareholder, you have the opportunity to vote on two resolutions from Greenlight Capital, Inc., which requisitioned the Special Meeting to consider two proposals. One is the "MEC Separation Resolution" that proposes that MI Developments sell or spin-off its 59% interest in Magna Entertainment Corp. The other is the "REIT Conversion Resolution" that proposes that MI Developments convert to an income-oriented investment vehicle such as a real estate investment trust, or REIT.

These resolutions were referred to a Special Committee of independent members of the Board of Directors, which engaged independent financial and legal advisors to help the Committee conduct a thorough analysis of the proposals. The Special Committee's recommendations, presented to the full Board, were that neither proposal was in the best interests of MID or its shareholders at this time. As a result of, among other things, the Special Committee's recommendations:

Your Board of Directors recommends that you
VOTE AGAINST THE GREENLIGHT CAPITAL RESOLUTIONS
VOTE ONLY THE BLUE PROXY

Further information and the reasons for the Board's recommendation are included in the enclosed Management Information Circular. We encourage you to review it before you cast your vote. However, we summarize the Board's position here.

          The Board of Directors Recommends That Shareholders
  Vote   AGAINST the MEC Separation Resolution

With MI Developments' Chairman Frank Stronach and Vice Chairman Dennis Mills abstaining (because they are directors and officers of MEC), the Board unanimously recommends that shareholders vote against the MEC Separation Resolution. The Board adopted the Special Committee's findings that selling or spinning off MEC at this time is not in MID's or its shareholders' best interests because:

  •
  MEC remains a strategic investment for MID, providing the Company with potential development opportunities;

  •
  MEC expects to report a net loss for 2005, following losses for the three previous years, and would require a substantial capital investment in order to fund its planned operations and strategic plan. It is not currently in MID's best interest to make an investment of this magnitude in order to facilitate a spin-off.

  •
  MEC has identified cost and operational improvements that increase the probability that it will be able to successfully execute its core business strategy, particularly with MID's disciplined involvement. As it is implemented, the strategy should, in time, create significant future shareholder value for all MEC shareholders, including MI Developments.

  •
  Provided that MEC successfully addresses certain financial and operating issues, it appears to be poised for a significant increase in value. It is unlikely that the market would fully reflect the potential value from these opportunities in MEC's share price if MEC were spun off now, or that MID would realize the potential value if it sold its interest in MEC at this time.

  •
  Potential benefits from the sale or spin-off of MEC would not be lost by making the disposition at a later time.

          The Board of Directors Recommends That Shareholders
  Vote   AGAINST the REIT Conversion Resolution

The Board also unanimously recommends that shareholders vote against the REIT Conversion Resolution. It found that converting MI Developments to an income-oriented investment vehicle at this time is not in MID's or its shareholders' best interests because:

  •
  No material tax benefit would be achieved by the conversion of the Company into a REIT that could not be achieved in its current corporate form.

  •
  A REIT or similar structure is not required for the Company to achieve its goal of increasing return on equity over time. MID can increase its leverage, as it did in December 2004, and can increase distributions to shareholders, without conversion.

  •
  MI Developments can enhance return on equity for its shareholders through a combination of increased leverage to fund capital expenditures on real estate and other opportunities consistent with its strategy and the return of capital to investors. It can do this without the expense of a conversion and the limitations a REIT or similar structure would place on its business.

  •
  In contrast to REITs, the Company has a history of higher growth through active development rather than acquisitions. MID has different operating characteristics and portfolio attributes, particularly as a result of its relationship with its major tenants, the Magna automotive group of companies, and the geographic diversity of its rental portfolio.

  •
  Total returns to Company shareholders have been more than twice those of the Company's REIT peers since MID became a public company in August 2003.

          The Board of Directors is Taking Action To Enhance Shareholder Value

The Board of Directors has also analyzed and considered other recommendations of the Special Committee and unanimously agreed to adopt the key elements of those additional recommendations. Mr. Stronach and Mr. Mills abstained on matters relating to MEC.

As recommended by the Special Committee in respect of MEC, the Board of Directors has:

  •
  determined that, to minimize the possible adverse impact on MID's investment in MEC of unfavourable third party financings, MI Developments should be prepared to consider providing funds to allow MEC to address any short-term liquidity concerns, and

  •
  directed management to work closely with MEC to maximize the return on the Company's existing investment in MEC and ensure appropriate returns on any additional investment in MEC by, among other things (i) critically examining the funding necessary for execution of MEC's strategic plan, (ii) establishing a more stable capital structure for MEC to pursue its strategy, and (iii) assessing all reasonable financing alternatives on the basis that such financing should enhance MEC shareholder value.

The Board of Directors also determined that MI Developments should refine its financing strategy to further enhance shareholder value by increasing the Company's return on equity by:

  •
  increasing financial leverage in a disciplined manner over a reasonable period of time consistent with MID's business strategy through a combination of increased capital expenditures and return of capital to shareholders. The Board's current target for the MID real estate business is a debt to capitalization ratio of 35% within approximately five years,

  •
  establishing a policy to regularly increase dividends based on factors including funds from operations per share and prudent use of capital, and

  •
  repurchasing its shares as appropriate opportunities arise through a normal course issuer bid.

Consistent with these goals, the Board of Directors has determined that the annual dividend payable to holders of the Company's Class A Subordinate Voting Shares and Class B Shares for 2005 will be increased to $0.60 per share, a 67% increase over the 2004 dividend of $0.36 per share.

The Board of Directors determined that it should regularly evaluate the additional recommendations based on developments in MID's business, opportunities that may arise, and other circumstances existing from time to time.

Your Board of Directors, the Special Committee of independent directors, and management are confident that the steps the Company is taking will result in enhanced long-term value for shareholders and believe that implementing the Greenlight Capital resolutions is not in shareholders' best interests.

We urge you to vote against the Greenlight Capital resolutions using the blue proxy. We look forward to seeing you at the Annual and Special Meeting of Shareholders on May 4.

Yours truly,

THE HONOURABLE M. DOUGLAS YOUNG, P.C. Lead Director and Chair of the Special Committee	JOHN D. SIMONETTI Chief Executive Officer

VOTE AGAINST THE GREENLIGHT CAPITAL RESOLUTIONS
VOTE ONLY THE BLUE PROXY
Non-registered shareholders should refer to the section of the enclosed Management Information Circular/Proxy Statement entitled "Appointment and Revocation of Proxies — Non-Registered Holders" to find out how to attend the Meeting or instruct an intermediary on the voting of shares at the Meeting.
Shareholders with questions about how to vote their shares should contact our proxy solicitor as follows:
MORROW & CO., INC.
Individuals
Call Toll Free: 1-800-607-0088
Banks and Brokers
Call Toll Free: 1-800-654-2468

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE is hereby given that the Annual and Special Meeting (the "Meeting") of the Shareholders of MI Developments Inc. (the "Corporation") will be held at Le Royal Meridien King Edward Hotel, 37 King Street East, Toronto, Ontario, Canada, on Wednesday, May 4, 2005, commencing at 10:00 a.m. (Toronto time) for the following purposes:

(a)
to receive and consider the Annual Report, including the Consolidated Financial Statements of the Corporation for the financial year ended December 31, 2004 and the Auditor's Report thereon;

(b)
to elect directors;

(c)
to re-appoint the Auditor of the Corporation, based on the recommendation of the Audit Committee of the Board of Directors of the Corporation (the "Board"), and authorize the Audit Committee to fix the Auditor's remuneration;

(d)
to consider, and if thought advisable, to pass a resolution directing the Board to consider and implement a spin-off or sale of the Corporation's interest in Magna Entertainment Corp.;

(e)
to consider, and if thought advisable, to pass a resolution directing the Board to consider and, if deemed feasible, select the most appropriate method to convert the Corporation into an income-oriented real estate investment vehicle, such as a real estate investment trust; and

(f)
to transact such further or other business or matters as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

Only shareholders of record at the close of business on March 16, 2005 will be entitled to notice of, to attend and to vote at, the Meeting or any adjournment(s) or postponement(s) thereof.

A Management Information Circular/Proxy Statement and a form of proxy are enclosed with this Notice of Annual and Special Meeting of Shareholders. The Management Information Circular/Proxy Statement provides additional information concerning the matters to be dealt with at the Meeting. If you are unable to be present at the Meeting in person, please complete, date and sign the enclosed proxy and return it in the enclosed envelope provided for that purpose in accordance with the instructions set out in the section entitled "Appointment and Revocation of Proxies" of the enclosed Management Information Circular/Proxy Statement. To be effective, proxies must be received by 5:00 p.m. (Toronto time) on May 2, 2005, or on the second business day preceding the day of any adjournment(s) or postponement(s) of the Meeting, at one of the following locations: (a) Computershare Investor Services Inc., the Corporation's registrar and transfer agent, at 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1, addressed to the Proxy Department; or (b) the principal executive offices of the Corporation at 455 Magna Drive, Aurora, Ontario, Canada L4G 7A9, addressed to the Secretary of the Corporation. Shareholders may elect to vote by use of the telephone or via the Internet in accordance with the instructions on the applicable form of proxy.

By order of the Board of Directors.

April 4, 2005 Aurora, Ontario	RICHARD J. CROFTS Executive Vice-President, Corporate Development, General Counsel and Secretary

MANAGEMENT INFORMATION CIRCULAR/PROXY STATEMENT

        This Management Information Circular/Proxy Statement (the "Circular") is furnished to shareholders of MI Developments Inc. (the "Corporation" or "MID") in connection with the solicitation by and on behalf of the management of the Corporation of proxies to be used at the Annual and Special Meeting of Shareholders (the "Meeting") of the Corporation to be held at Le Royal Meridien King Edward Hotel, 37 King Street East, Toronto, Ontario, Canada, on Wednesday, May 4, 2005, commencing at 10:00 a.m. (Toronto time), and at any adjournment(s) or postponement(s) thereof, for the purposes set forth in the attached Notice of Annual and Special Meeting of Shareholders (the "Notice").

        This Circular, the Notice and the accompanying form(s) of proxy are being mailed on or about April 8, 2005 to shareholders of the Corporation of record as of the close of business on March 16, 2005. The Corporation will bear all costs associated with the preparation and mailing of this Circular, the Notice and the accompanying form(s) of proxy, as well as the cost of the solicitation of proxies. The solicitation will be primarily by mail; however, officers and regular employees of the Corporation may also directly solicit proxies (but not for additional compensation) personally, by telephone, by facsimile or by other means of electronic transmission. In addition, the Corporation has retained Morrow & Co., Inc. to assist with the solicitation of proxies, for which the Corporation will pay customary fees of approximately $25,000. Banks, brokerage houses and other custodians and nominees or fiduciaries will be requested to forward proxy solicitation material to their principals and to obtain authorizations for the execution of proxies and will be reimbursed for their reasonable expenses in doing so.

        All amounts referred to in this Circular are presented in United States dollars, unless otherwise noted.

APPOINTMENT AND REVOCATION OF PROXIES

Registered Holders

        The persons named in the accompanying form(s) of proxy are officers of the Corporation. A shareholder has the right to appoint a person (who need not be a shareholder of the Corporation) as nominee to attend and act for and on such shareholder's behalf at the Meeting other than the management nominees named in the accompanying form(s) of proxy. This right may be exercised by inserting in the blank space the name of the person the shareholder wishes to appoint as proxyholder, or by completing, signing and submitting another proper form of proxy naming such person as proxyholder.

        Shareholders desiring to be represented at the Meeting by proxy must deposit their forms of proxy at one of the following locations:

  (a)
  the offices of Computershare Investor Services Inc., our registrar and transfer agent (the "transfer agent") at 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1, addressed to the Proxy Department; or

  (b)
  the principal executive offices of the Corporation at 455 Magna Drive, Aurora, Ontario, Canada L4G 7A9, addressed to the Secretary of the Corporation,

by 5:00 p.m. (Toronto time) on May 2, 2005 or on the second business day preceding the day of any adjournment(s) or postponement(s) of the Meeting, at which the proxy is to be used. A revocation of proxy may also be deposited with the chair of the Meeting on the day of the Meeting, or any adjournment(s) or postponement(s) thereof. If a shareholder who has completed a proxy attends the Meeting in person, any votes cast by such shareholder on a poll will be counted and the proxy will be disregarded.

        Registered shareholders may also, rather than returning the proxy by mail or hand delivery, elect to vote by use of the telephone or the Internet. Those registered holders electing to vote by telephone require a touch-tone telephone to transmit their voting preferences. Registered holders electing to vote by telephone or via the Internet must follow the instructions included in the form(s) of proxy received from the Corporation.

Non-Registered Holders

        Only registered holders and persons appointed as proxyholders are permitted to attend and vote at the Meeting. However, in many cases, shares beneficially owned by a holder (a "Non-Registered Holder") are registered either:

  (a)
  in the name of an intermediary that the Non-Registered Holder deals with in respect of the shares, such as, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of registered plans; or

  (b)
  in the name of a clearing agency (such as The Canadian Depository for Securities Limited and, in the United States, The Depository Trust Company) of which the intermediary is a participant.

        The Notice, this Circular and the accompanying form(s) of proxy or voting information form ("VIF") (collectively, the "meeting materials") are being sent to both registered and non-registered owners of Class A Subordinate Voting Shares and Class B Shares. In accordance with National Instrument 54-101 — Communication with Beneficial Owners of Securities of Reporting Issuers, the Corporation is delivering the meeting materials directly to those of its Non-Registered Holders who do not object to ownership information about them being disclosed to the Corporation (called "NOBOs" for Non-Objecting Beneficial Owners).

        If you are a Non-Registered Holder, and the Corporation or the transfer agent has sent these materials directly to you, your name and address and information about your holdings of Class A Subordinate Voting Shares and/or Class B Shares have been obtained in accordance with applicable securities legislation from the intermediary holding such shares on your behalf. By choosing to send the meeting materials to you directly, the Corporation has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. As a result, NOBOs can expect to receive a scannable VIF from our transfer agent. These VIFs are to be completed and returned by the designated time to the transfer agent in the envelope provided or by facsimile. In addition, the transfer agent provides both telephone voting and Internet voting as described on the VIF, which contains complete instructions. The transfer agent will tabulate the results of the VIFs received from NOBOs and will provide appropriate instructions at the Meeting with respect to the shares represented by the VIFs that the transfer agent receives.

        If you are a Non-Registered Holder and have not received the meeting materials directly from the Corporation or the transfer agent, you should follow the instructions received from the intermediary through which your shares are held. Intermediaries often use service companies to forward the meeting materials to Non-Registered Holders. Generally, Non-Registered Holders will either:

  (a)
  be given a VIF, which must be completed and signed by the Non-Registered Holder in accordance with the directions set out on the VIF (which may, in some cases, allow for voting by telephone or Internet); or

  (b)
  less typically, be given a proxy that has already been signed by the intermediary (usually by way of a facsimile, stamped signature), that is restricted as to the number of shares beneficially owned by the Non-Registered Holder, but that is otherwise not fully completed. In this case, the Non-Registered Holder who wishes to submit the proxy should otherwise properly complete and deposit it with Computershare Investor Services Inc., as described above. This proxy need not be signed by the Non-Registered Holder.

        The purpose of these procedures is to permit Non-Registered Holders to direct the voting of the shares they beneficially own. Non-Registered Holders that wish to vote in person at the Meeting must insert their name in the space provided on the form of proxy or VIF, and adhere to the signing and return instructions provided on the form.

Revocation

        A registered shareholder and a Non-Registered Holder who has received the meeting materials directly from the Corporation or the transfer agent may revoke a VIF or proxy that has already been deposited by:

  (a)
  completing and signing a proxy or a VIF bearing a later date and depositing it with the Corporation or Computershare Investor Services Inc. as described under "— Registered Holders" above;

  (b)
  depositing an instrument in writing executed by the holder or by the holder's attorney authorized in writing: (i) at the Corporation's registered office at any time up to and including the last business day preceding the day of the Meeting, or any adjournment(s) or postponement(s) of the Meeting, at which the proxy is to be used, or (ii) with the Chairman of the Meeting prior to the commencement of the Meeting on the day of the Meeting or any adjournment(s) or postponement(s) of the Meeting; or

  (c)
  in any other manner permitted by law.

        A Non-Registered Holder who has not received the meeting materials directly from the Corporation or the transfer agent may revoke a VIF or proxy that has been given to an intermediary at any time by written notice to the intermediary or to the service company that the intermediary uses, except that the intermediary is not required to act on a revocation of a VIF or proxy that is not received by such intermediary at least seven days prior to the Meeting.

VOTING OF PROXIES

        The shares represented by any valid proxy in favour of the management nominees named in the accompanying form(s) of proxy will be voted for or against or withheld from voting on the election of directors, the re-appointment of the Auditor, based on the recommendation of the Audit Committee of the board of directors of the Corporation (the "Board"), the authorization of the Audit Committee of the Board to fix the remuneration of the Auditor, and the proposed resolutions attached as Schedule A to this Circular, in accordance with any specific instructions made by a shareholder on the form(s) of proxy. In the absence of any such specific instructions, such shares will be voted by the designated management representatives FOR the election as directors of the management nominees named in this Circular, FOR the re-appointment of Ernst & Young LLP as Auditor and the authorization of the Audit Committee to fix the Auditor's remuneration and AGAINST the proposed resolutions attached as Schedule A to this Circular.

        The accompanying form(s) of proxy confers discretionary authority upon the persons named therein with respect to any amendments or variations to matters identified in the Notice and with respect to such other business or matters which may properly come before the Meeting or any adjournment(s) or postponement(s) thereof. As of the date of this Circular, the Corporation is not aware of any such amendments or variations or any other matters to be addressed at the Meeting.

RECORD DATE

        The Board has fixed the close of business on March 16, 2005 as the record date (the "Record Date") for the Meeting. Only holders of record of Class A Subordinate Voting Shares and Class B Shares at the close of business on the Record Date are entitled to receive notice of and to attend and vote at the Meeting, except that (i) in accordance with applicable law, a transferee of Class A Subordinate Voting Shares or Class B Shares acquired after the Record Date shall be entitled to vote at the Meeting if such transferee produces properly endorsed share certificates or otherwise establishes ownership of such shares and has demanded in writing, not later than ten days before the day of the Meeting or any adjournment(s) or postponement(s) thereof, that the name of such transferee be included on the list of shareholders entitled to vote at the Meeting; and (ii) a holder of Class A Subordinate Voting Shares issued by the Corporation after the Record Date in connection with the exercise of stock options or conversion rights to acquire such shares shall be entitled to vote at the Meeting in person or by proxy if such holder establishes ownership of such shares to the satisfaction of the Secretary of the Corporation or the Chairman of the Meeting prior to the Meeting or any adjournment(s) or postponement(s) thereof.

VOTING SECURITIES AND THEIR PRINCIPAL HOLDERS

        As at March 16, 2005, there were issued and outstanding 47,712,083 Class A Subordinate Voting Shares. Holders of Class A Subordinate Voting Shares are entitled to cast one vote per Class A Subordinate Voting Share held by them on each matter to be acted on at the Meeting.

        As at March 16, 2005, there were issued and outstanding 548,238 Class B Shares. Holders of Class B Shares are entitled to cast 500 votes per Class B Share held by them on each matter to be acted on at the Meeting. Holders of Class B Shares are entitled, at any time and from time to time, to convert each Class B Share into a Class A Subordinate Voting Share on a one-for-one basis.

        As at March 16, 2005, the votes attached to our Class A Subordinate Voting Shares represented approximately 14.8% of the aggregate voting rights attached to our securities.

        Under applicable Canadian law, an offer to purchase Class B Shares would not necessarily result in an offer to purchase Class A Subordinate Voting Shares. Accordingly, the Corporation's articles of amalgamation provide that the Class A Subordinate Voting Shares are convertible into Class B Shares on a one-for-one basis, at the option of the holder, upon an offer being made for the Class B Shares where:

  (1)
  by reason of applicable securities legislation or stock exchange requirements, the offer must be made to all holders of Class B Shares; and

  (2)
  no equivalent offer is made for the Class A Subordinate Voting Shares;

for the purpose of allowing the holders of the Class A Subordinate Voting Shares to tender into such offer.

        The following table sets forth information with respect to the only shareholders known to the directors or officers of the Corporation to own beneficially, directly or indirectly, or exercise control or direction over, more than 10% of the issued and outstanding Class A Subordinate Voting Shares or Class B Shares of the Corporation, as at March 16, 2005:

	Class of Shares	Number of Shares		Percentage of Class
Hotchkis and Wiley Capital Management, LLC(1)	Class A	5,390,900		11.3%
Stronach Trust	Class B	363,414	(2)	66.3%
Magna Deferred Profit Sharing Plan (Canada)	Class B	55,722		10.2%

Notes:

(1)
Based on documents filed with the United States Securities and Exchange Commission (the "SEC") dated February 10, 2005.

(2)
These Class B Shares are held by 445327 Ontario Limited, all of whose shares are directly owned by the Stronach Trust. Mr. Frank Stronach, Chairman of the Corporation, Magna International Inc. ("Magna") and Magna Entertainment Corp. ("MEC"), and three other members of his family are the trustees of the Stronach Trust. Mr. Stronach is also one of the members of the class of potential beneficiaries of the Stronach Trust. Accordingly, Mr. Stronach may be deemed to beneficially own the shares owned by the Stronach Trust, although he disclaims beneficial ownership for purposes other than for U.S. securities law purposes. Taking into account the shares directly or indirectly owned by, or over which control or direction is exercised by, the Stronach Trust, certain Magna employee compensatory plans (including the Magna Deferred Profit Sharing Plan (Canada)), acquisition corporations and estate planning vehicles, associates of Mr. Stronach control approximately 76.1% of the votes carried by MID's outstanding Class B Shares and Class A Subordinate Voting Shares. For more information relating to the shareholdings of the associates of Mr. Stronach, including the Stronach Trust, please refer to the table and footnote 8 under the heading "Board of Directors" below.

        The Corporation has been advised that the associates of Mr. Stronach, including the Stronach Trust, intend to vote their Class A Subordinate Voting Shares and Class B Shares for the election of the management nominees named in this Circular as directors of the Corporation, for the re-appointment of Ernst & Young LLP as Auditor and the authorization of the Audit Committee of the Board of Directors to fix the Auditor's remuneration, and against the proposed resolutions attached as Schedule A to this Circular.

ANNUAL MEETING MATTERS

FINANCIAL STATEMENTS AND AUDITOR'S REPORT

        Management, on behalf of the Board, will submit to the shareholders at the Meeting the Consolidated Financial Statements of the Corporation for the financial year ended December 31, 2004 and the Auditor's Report thereon, but no vote by the shareholders with respect thereto is required or proposed to be taken. The Consolidated Financial Statements and Auditor's Report are included in the Corporation's 2004 Annual Report, which is available on the Corporation's website at www.midevelopments.com.

RE-APPOINTMENT OF AUDITOR

        At the Meeting, the shareholders will be asked to re-appoint Ernst & Young LLP as the Auditor of the Corporation, based on the recommendation of the Audit Committee and the Board. Ernst & Young LLP has been the Auditor of the Corporation since the Corporation's spin-out as a public company from Magna on August 29, 2003. The persons named in the accompanying forms of proxy will, in the case of a ballot and in the absence of specifications or instructions to withhold from voting on the form of proxy, vote for the re-appointment of Ernst & Young LLP as the Auditor of the Corporation to hold office until the next annual meeting of shareholders of the Corporation and to authorize the Audit Committee to fix the Auditor's remuneration.

        Representatives of Ernst & Young LLP are expected to attend the Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

BOARD OF DIRECTORS

Election of Directors

        Under the Articles of the Corporation, the Board is to consist of a minimum of three and a maximum of 15 directors. The Amalgamation Agreement dated August 29, 2003, by which the Corporation was formed, authorized the directors to determine the number of directors of the Corporation from time to time. Pursuant to that authorization, the number of directors currently is set at nine. The term of office of each director expires at the time of the Meeting unless successors are not elected, in which case the directors remain in office until their successors are elected or appointed in accordance with applicable law and the Corporation's by-laws.

        Management proposes to nominate, and the persons named in the accompanying form(s) of proxy will vote for (in the absence of specifications or instructions to withhold from voting on the proxy) the election of the nine persons whose names are set forth below, all of whom are now and have been directors for the periods indicated, but will not vote for a greater number of persons than the number of nominees named in the form of proxy. Management does not contemplate that any of the nominees will be unable to serve as a director. If, as a result of circumstances not now contemplated, any nominee is unavailable to serve as a director, the proxy will be voted for the election of such other person or persons as management may select. Each director elected will hold office until the next annual meeting of shareholders of the Corporation, or until his/her respective successor is elected or appointed in accordance with applicable law and the Corporation's by-laws.

        The following table sets forth information with respect to each of the nine management nominees for director, including the number of the Class A Subordinate Voting Shares and Class B Shares of the Corporation, and the shares of the Class A Subordinate Voting Stock of MEC, beneficially owned, directly or indirectly, or over which control or direction is exercised by each such nominee, as at March 29, 2005:

Name of Nominee, Province/State and Country of Residence	Age	Director Since	Other Positions And Offices Presently Held With Corporation	Principal Occupation	Class A Subordinate Voting Shares/ Per Cent of Class	Class B Shares/ Per Cent of Class	MEC Class A Subordinate Voting Stock/ Per Cent of Class

Barry B. Byrd(1) Florida, USA	49	August 29, 2003	None	Partner, Pineiro, Wortman & Byrd, P.A., a law firm	55(2)	Nil	22(2)

Neil G. Davis(3)(4) Ontario, Canada	49	March 17, 2005	None	Partner, Davis Webb Schulze & Moon LLP (Barristers and Solicitors)	Nil	Nil	Nil

Philip K. Fricke(1)(3)(4)(5) New Jersey, USA	59	August 29, 2003	None	President, PKF Financial Consultants, a strategic and financial planning, execution and communications firm for public companies	Nil	Nil	Nil

Manfred Jakszus(1)(5) Enzersdorf, Austria	60	August 29, 2003	None	Independent investor and real estate developer	Nil	Nil	Nil

Dennis J. Mills(6)(7) Ontario, Canada	58	August 30, 2004	Vice-Chairman	Vice-Chairman of the Corporation	Nil	Nil	Nil

John D. Simonetti Ontario, Canada	42	March 8, 2005	Chief Executive Officer	Chief Executive Officer of the Corporation	6,015(2)	Nil	86(2)

Frank Stronach(7) Oberwaltersdorf, Austria	72	August 29, 2003	Chairman of the Board	Partner, Stronach & Co. (consultant)	2,255,552/4.7%(8)	485,006/88.5%(8)	3,682,515/7.5%(9) 5,027,966/10.3%(10)

Judson D. Whiteside(4) Ontario, Canada	58	March 17, 2005	None	Chairman and Chief Executive Officer, Miller Thomson LLP (Barristers and Solicitors)	Nil	Nil	2,000(2)

M. Douglas Young(1)(3)(5) New Brunswick, Canada	64	August 30, 2004	Lead Director	Chairman, Summa Strategies Canada Inc., a company that provides strategic counsel and advice on government relations and the development and management of public policy	Nil	Nil	Nil

Notes:

(1)
Each of Messrs. Byrd, Fricke and Jakszus hold options to acquire 10,000 Class A Subordinate Voting Shares granted to them in their capacities as directors of the Corporation under the Incentive Stock Option Plan during fiscal 2003. Such options were granted for a term of 10 years ending September 16, 2013, at an exercise price of Cdn.$31.85 and vested as to 20% on the date of grant (September 16, 2003) with another 20% vesting on each of September 16, 2004, 2005, 2006 and 2007. Mr. Young also had options to acquire 10,000 Class A Subordinate Voting Shares granted to him in his capacity as a director of the Corporation under the Incentive Stock Option Plan during fiscal 2004. Such options were granted for a term of 10 years ending December 21, 2014, at an exercise price of Cdn.$35.62 and vested as to 20% on the date of grant (December 21, 2004) and another 20% vesting on each of December 21, 2005, 2006, 2007 and 2008. Mr. W. Thomas Hodgson, who resigned as a director of MID on March 8, 2005, also had stock options granted to him in 2004 on terms identical to those relating to Mr. Young.

(2)
These shares represent less than 1% of the class.

(3)
Member of the Audit Committee, chaired by Philip K. Fricke.

(4)
Member of the Corporate Governance and Compensation Committee, chaired by Judson D. Whiteside.

(5)
Member of the Special Committee of Independent Directors, chaired by M. Douglas Young.

(6)
Member of the MEC Executive Management Committee.

(7)
Member of the MEC Board of Directors.

(8)
The Magna Deferred Profit Sharing Plan (Canada) (the "Canadian Plan") is an associate of Mr. Frank Stronach and holds 1,321,217 Class A Subordinate Voting Shares and 55,722 Class B Shares, representing approximately 9.1% of the votes carried by the outstanding Class B Shares and Class A Subordinate Voting Shares. The trustee of the Canadian Plan is Sun Life Financial Trust, which has the power to vote the shares in the Canadian Plan; provided however, that Mr. Stronach as Chairman of Magna retains the right to direct the trustee in regard to voting and disposing of the shares in such plan.

  The Employees Deferred Profit Sharing Plan (U.S.) of Magna (the "U.S. Plan") is an associate of Mr. Stronach, who is one of three trustees of the U.S. Plan, and holds 884,335 Class A Subordinate Voting Shares, representing less than 1% of the votes carried by the outstanding Class B Shares and Class A Subordinate Voting Shares. Mr. Stronach was not and is not a beneficiary of either the Canadian Plan or the U.S. Plan.

  865714 Ontario Inc. ("865714") was incorporated to provide a continuing separate vehicle for the acquisition of shares of Magna and the sale thereof to members of management of Magna. Pursuant to a unanimous shareholder agreement, Magna has the right to direct 865714 with regard to disposing of any shares held by 865714. Mr. Stronach was not and is not a shareholder of 865714. As a result of the spin-out of the Corporation from Magna, 865714 holds 45,870 Class B Shares, representing approximately 7.1% of the votes carried by the outstanding Class B Shares and Class A Subordinate Voting Shares.

  Fair Enterprise Limited ("Fair Enterprise") owns directly 50,000 Class A Subordinate Voting Shares and 20,000 Class B Shares, which collectively represent approximately 3.1% of the votes carried by outstanding Class B Shares and Class A Subordinate Voting Shares. All of the shares of Fair Enterprise are held by Bergenie Anstalt, an estate planning vehicle for the Stronach family. The members of the family of Mr. Stronach are among the class of possible beneficiaries under this vehicle and Mr. Stronach shares control or direction over the Class B Shares and the Class A Subordinate Voting Shares of MID held by Fair Enterprise.

  445327 Ontario Limited owns directly 363,414 Class B Shares, representing approximately 56.5% of the votes carried by the outstanding Class B Shares and Class A Subordinate Voting Shares. The shares of 445327 Ontario Limited are owned by the Stronach Trust. Mr. Stronach is the exclusive representative for voting the shares of MID held by 445327 Ontario Limited solely in the manner directed by the Stronach Trust. Mr. Stronach and three other members of his family are the trustees of the Stronach Trust. Mr. Stronach is also one of the members of the class of potential beneficiaries of the Stronach Trust. Accordingly, Mr. Stronach may be deemed to beneficially own the shares owned by the Stronach Trust, although he disclaims beneficial ownership for purposes other than for U.S. securities law purposes.

  Taking into account the shares directly or indirectly owned by, or over which control or direction is exercised by, the Stronach Trust, the Canadian Plan, the U.S. Plan, 865714 and Fair Enterprise, associates of Mr. Stronach control approximately 76.1% of the votes carried by the outstanding Class B Shares and Class A Subordinate Voting Shares.

(9)
These shares of Class A Subordinate Voting Stock of MEC are owned by Fair Enterprise, all of the shares of which are held by Bergenie Anstalt, an estate planning vehicle for the Stronach family. Mr. Stronach shares control or direction over the Class A Subordinate Voting Stock of MEC held by Fair Enterprise. The members of the family of Mr. Stronach are among the class of possible beneficiaries under this vehicle.

(10)
The Corporation directly or indirectly owns 58,466,056 shares of the Class B Stock of MEC, which is 100% of the outstanding Class B Stock of MEC. 4,362,328 shares of Class A Subordinate Voting Stock of MEC are owned directly by the Corporation, which in turn is controlled by the Stronach Trust, an associate of Mr. Stronach. This figure excludes the 58,466,056 shares of Class A Subordinate Voting Stock of MEC issuable on conversion by the Corporation of its 58,466,056 directly or indirectly owned shares of Class B Stock of MEC.

  The U.S. Plan, which is an associate of Mr. Stronach, owns 206,428 shares of Class A Subordinate Voting Stock of MEC. The Canadian Plan, which is an associate of Mr. Stronach, owns 440,862 shares of Class A Subordinate Voting Stock of MEC. 865714, whose relationship with Mr. Stronach is described above, owns 18,348 shares of Class A Subordinate Voting Stock of MEC.

  Mr. Stronach also holds personally the right to acquire 1,000,000 shares of Class A Subordinate Voting Stock of MEC issuable upon the exercise of stock options.

        Messrs. Byrd, Fricke, Jakszus and Stronach were elected to their present terms of office by the shareholders of the Corporation at the last annual meeting held on May 11, 2004. Messrs. Mills and Young were appointed to the Board on August 30, 2004, Mr. Simonetti was appointed to the Board on March 8, 2005 and Messrs. Davis and Whiteside were appointed to the Board on March 17, 2005. Messrs. Davis, Stronach, Whiteside and Young have each held the principal occupations identified above for the past five years. The disclosure below provides information as to the principal occupations held by each of the remaining nominees within the preceding five years:

  Mr. Byrd has been a partner with the law firm of Pineiro, Wortman & Byrd, P.A. in Palm Beach Gardens, Florida from February 2003 to the present. Prior to that, he was a senior counsel with the law firm of Watterson, Hyland & Klett, P.A. in Palm Beach Gardens, Florida from 1996 to February 2003. Mr. Byrd was formerly a director of Tritec Power Systems, Ltd., which ceased doing business in 2001, at which time a cease trade order was issued.

  Mr. Fricke has been the President of PKF Financial Consultants, Inc., a strategic and financial planning, execution and communications firm for public companies, from March 2001 to the present. Prior to that, he was a "sell side" securities analyst covering the automotive sector at First Union Securities, an investment bank, from January 2000 to March 2001, and, from September 1998 to November 1999, was a "sell side" securities analyst covering the automotive sector at CIBC Oppenheimer, an investment bank.

  Mr. Jakszus has been an independent investor and developer of real estate projects in Austria from July 2002 to the present. He was the managing director of IG-Immobilien, the Austrian Central Bank's real estate subsidiary, from 1991 until June 2002.

  Mr. Mills has served as a director and Vice-Chairman of MID from August 2004 to the present. From 1984 to 1987, he served as a Vice-President of Magna and, from 1988 to 2004, served as a member of Parliament in Canada's federal parliament.

  Mr. Simonetti has served as our Chief Executive Officer from September 2004 to the present, serving as our Vice-President and Chief Financial Officer from August 2003 until September 2004. Before joining MID, Mr. Simonetti was employed by Magna, most recently as Vice-President, Taxation. Mr. Simonetti previously held the position of Assistant Vice-President, Taxation of Magna from September 1997 to December 1998.

        There are no contracts, arrangements or understandings between any management nominee and any other person (other than the directors and officers of the Corporation acting solely in such capacity) pursuant to which any nominee has been or is to be elected as a director.

        As of March 29, 2005, all directors and officers of the Corporation as a group (12 persons) beneficially owned, directly or indirectly, or exercised control or direction over, 2,261,622 Class A Subordinate Voting Shares, or approximately 4.7% of the class, and 485,006 Class B Shares, or approximately 88.5% of the class. See also "Voting Securities and Their Principal Holders" above.

Board

        In general, the Board is responsible for the stewardship of the Corporation. The Board oversees the business and affairs of the Corporation, supervises senior management's day-to-day conduct of business, establishes and approves overall corporate policies where required and involves itself jointly with management in ensuring the creation of shareholder value and the preservation and protection of the Corporation's assets as well as in establishing the Corporation's strategic direction. The Board operates pursuant to its written charter, as well as the Corporation's by-laws and applicable law. The Board acts through regularly scheduled Board meetings, which are held on a quarterly basis, with additional meetings scheduled when required. A separate strategic planning meeting is held each year. There were 18 meetings of the Board during fiscal 2004. In addition, there is continued communication between senior management and Board members between meetings both on an informal basis and through Committee meetings.

        See "Statement of Corporate Governance Practices" below for a full description of the governance activities of the Board.

Board Committees

        To assist in the discharge of its responsibilities, the Board has established three standing committees: the Audit Committee, the Corporate Governance and Compensation Committee, and the Special Committee. The Special Committee is composed entirely of directors who are "unrelated" under the Guidelines for Effective Corporate Governance as referenced in Sections 472 to 474 of the Toronto Stock Exchange (the "TSX") Company Manual (the "TSX Guidelines") and also are "independent" under the corporate governance standards of the New York Stock Exchange (the "NYSE") applicable to boards of directors. The Board has also determined that the Special Committee is independent of MEC, Magna and the controlling shareholder of MID. The Special Committee is mandated to review and make recommendations on related party transactions and policies concerning related party transactions, including those with Magna and its subsidiaries and those with the Corporation's subsidiary, MEC. Each committee operates pursuant to written guidelines and a mandate or charter. The Corporation does not have an Executive Committee. The Board may establish other committees from time to time as circumstances require.

AUDIT COMMITTEE AND AUDIT COMMITTEE REPORT

Audit Committee

        The Audit Committee was formed on September 16, 2003 and is composed of Messrs. Fricke (Chairman), Davis and Young, all of whom are considered by the Board to be "unrelated" under the TSX Guidelines and "independent" under Canadian securities rules and the NYSE corporate governance standards. The Board has also determined that Mr. Fricke, as Chairman of the Audit Committee, is a "financial expert" within the meaning of the rules of the SEC under the Sarbanes-Oxley Act of 2002 and that all members of the Audit Committee are financially literate, as such term is defined in Multilateral Instrument 51-110 — Audit Committees. Mr. Brian Tobin was a member of this committee from September 16, 2003 to January 13, 2004, when he was replaced by Mr. Byrd. Messrs. Byrd and Jakszus were members of this committee from January 13, 2004 and September 16, 2003, respectively, until March 17, 2005, when they were replaced by Messrs. Davis and Young.

        The Audit Committee operates pursuant to its written charter, as well as the Corporation's by-laws and applicable law. In accordance with its charter, the Audit Committee's purpose is to assist the Board in fulfilling its oversight responsibilities to the Corporation's shareholders with respect to the integrity of the Corporation's financial statements and reports and financial reporting process. Specific responsibilities include:

  •
  reviewing and recommending to the Board approval of the Corporation's interim and annual financial statements and management's discussion and analysis of results of operation and financial condition ("MD&A") related thereto;

  •
  being directly responsible for the appointment, compensation, retention and oversight of the work of the external Auditor;

  •
  pre-approving, or establishing procedures and policies for the pre-approval of, the engagement and compensation of the external Auditor in respect of the provision of (i) all audit, audit-related, review or attest engagements required by applicable law and (ii) all non-audit services permitted to be provided by the external Auditor;

  •
  satisfying itself that management has established and is maintaining an adequate and effective system of internal financial and accounting controls and is responding on a timely basis to any significant weaknesses which have been identified;

  •
  reviewing, on behalf of the Board, any actual or potential illegal, improper or fraudulent behaviour which may have a negative effect on the integrity or reputation of the Corporation;

  •
  reviewing all material off-balance sheet transactions and the related accounting presentation and disclosure;

  •
  preparing the Audit Committee report in this Circular; and

  •
  establishing procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal controls, and auditing matters, and (ii) the confidential, anonymous submission of complaints by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

        The Audit Committee is also responsible for annually reviewing its charter and recommending any amendments to the Board.

        The Audit Committee is empowered to retain outside legal and other experts at the expense of the Corporation where reasonably required to assist and advise the Audit Committee in carrying out its duties and responsibilities.

        The Audit Committee met seven times during the financial year ended December 31, 2004 with management, representatives of the Auditor and representatives of the Corporation's Finance Department, both together and separately in each case.

        Additional information on the Corporation's Audit Committee and its members is contained in the Corporation's Annual Information Form dated March 29, 2005. Specifically, please refer to the sections in the Annual Information Form entitled "Directors and Officers; Audit Committee — Audit Committee" and "Directors and Officers; Audit Committee — Audit Fees" for further information on the Audit Committee and the independent auditor. In addition, the full text of the Audit Committee Charter is posted on the Corporation's website www.midevelopments.com and is attached as an appendix to the Corporation's Annual Information Form dated March 29, 2005.

Audit Committee Report

        In connection with the Consolidated Financial Statements for the financial year ended December 31, 2004, the Audit Committee has (1) reviewed and discussed the audited Consolidated Financial Statements with senior management, (2) discussed with the Auditor the matters required to be communicated by the Auditor as per Canadian Institute of Chartered Accountants Handbook Section 5751 ("Section 5751"), the U.S. Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, and SEC rules, (3) received and reviewed with the Auditor the written disclosures and related letter from the Auditor required by Section 5751 and U.S. Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with the Auditor the independence of the Auditor as auditor of the Corporation and (4) reviewed with the Auditor its Audit Report on the Consolidated Financial Statements.

        Management is responsible for the Corporation's internal controls and the financial reporting process. Ernst & Young LLP is responsible for performing an independent audit on the Corporation's consolidated financial statements in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States) and issuing an audit report thereon. The Audit Committee's responsibility is to monitor and oversee these processes in accordance with its mandate (charter).

        Based on these reviews and discussions and a review of the Audit Report, on March 1, 2005, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited Consolidated Financial Statements in the Corporation's Annual Report, and other forms and reports required to be filed with the applicable Canadian securities commissions, the SEC and applicable stock exchanges in respect of the financial year ended December 31, 2004.

        The foregoing report is dated as of March 29, 2005 and is submitted by the Audit Committee of the Board:

Philip K. Fricke (Chairman)	Neil G. Davis	M. Douglas Young

CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE

        The Corporate Governance and Compensation Committee was formed on September 16, 2003. It is composed of Messrs. Whiteside (Chairman), Davis and Fricke. All of the members of the Committee are considered by the Board to be "unrelated" under the TSX Guidelines and "independent" under the NYSE corporate governance standards applicable to boards of directors. Mr. Tobin was a member of the Committee from September 16, 2003 to March 1, 2004, the effective date on which he became Chief Executive Officer of the Corporation. Mr. Tobin was replaced by Mr. Fricke on March 9, 2004. Mr. William Davis was a member of the Committee from September 16, 2003 to August 19, 2004 and was replaced by Mr. Hodgson on September 16, 2004. Mr. Hodgson resigned as director on March 8, 2005. Messrs. Davis and Whiteside were appointed to the Committee on March 17, 2005, replacing Messrs. Byrd and Hodgson. The Committee meets as required to review and make recommendations to the Board on the compensation of, and material contractual matters involving, the Chairman, the Chief Executive Officer and other members of senior management. In accordance with its written charter, the Corporate Governance and Compensation Committee's purpose is to:

  •
  develop the Corporation's system of and overall approach to corporate governance generally, monitor compliance with applicable corporate governance requirements, assess the Board's effectiveness in governance matters and make recommendations to the Board with respect to corporate governance of the Corporation as a whole, including without limitation:

  •
  the stewardship of the Board in respect of management of the Corporation;

  •
  Board size and composition;

  •
  director remuneration; and

  •
  such processes and procedures as may be reasonably necessary to allow the Board to function independently of management;

  •
  generally review and make recommendations to the Board with respect to all direct and indirect compensation, benefits and perquisites (cash and non-cash) for the Chief Executive Officer and for the members of senior management other than the Chief Executive Officer;

  •
  review and make recommendations to the Board regarding incentive compensation and equity based plans generally;

  •
  administer those functions delegated to such Committee pursuant to the Stock Option Plan, as amended, or any successor or replacement plan; and

  •
  generally review and make recommendations to the Board with respect to succession planning for the Chief Executive Officer and for the members of the Corporation's senior management other than the Chief Executive Officer.

        Specific responsibilities of the Corporate Governance and Compensation Committee include the review and approval of the disclosure relating to the compensation of directors and officers of the Corporation contained in this Circular (and, if applicable, in other documents prior to their distribution to the Corporation's shareholders), and preparation of the Report on Executive Compensation contained herein. See "Executive Compensation — Report on Executive Compensation" below. In addition, the Corporate Governance and Compensation Committee is responsible for periodically reviewing the mandates or written charters of all the Board committees, including its own, and recommending any amendments necessary or advisable to reflect the Corporation's system of, and overall approach to, corporate governance.

        The Corporate Governance and Compensation Committee is empowered to retain outside legal and other experts at the expense of the Corporation where reasonably required to assist and advise the Committee in carrying out the Committee's duties and responsibilities.

        The full text of the Corporate Governance and Compensation Committee mandate/charter is posted on the Corporation's website at www.midevelopments.com.

        The Corporate Governance and Compensation Committee met five times in 2004.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth a summary of all compensation earned during each of the 2003 and 2004 fiscal years by the individuals who were, as at December 31, 2004, the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers of the Corporation, including the Chairman and the Vice-Chairman of the Board, as well as the individuals who were the Chief Executive Officer or the Chief Financial Officer during 2004, or who would have been among the three most highly compensated officers, but who were not serving as officers of the Corporation as at December 31, 2004 (collectively the "Named Executive Officers"). The Corporation did not become a reporting issuer until August 29, 2003 when it was spun-out from Magna. Therefore, the numbers with respect to 2003 represent only a partial fiscal year and are only provided for the period from August 29, 2003 to December 31, 2003.

Long-Term Compensation Awards
		Annual Compensation(2)			Awards		Payouts
Name and Principal Position(1)	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation $(3)	Securities Under Options/SARs Granted (#)(4)	Shares Subject to Resale Restrictions ($)	LTIP Payouts ($)	All Other Compensation

Frank Stronach Chairman of the Board	2004 2003	200,000 66,667	— —	— —	— —	— —	— —	— —

Dennis Mills(5) Vice-Chairman of the Board	2004 2003	88,186	26,817 —	— —	— —	— —	— —	— —

John D. Simonetti Chief Executive Officer; Director	2004 2003	200,000 55,265	291,240 78,571	— —	50,000 50,000	— —	— —	— —

Doug R. Tatters Executive Vice-President and Chief Financial Officer(6)	2004 2003	52,603 —	82,634 —	— —	50,000 —	— —	— —	— —

Richard J. Crofts Executive Vice-President, Corporate Development, General Counsel and Secretary(6)	2004 2003	52,603 —	82,634 —	— —	50,000 —	— —	— —	— —

Brian V. Tobin(7) Chief Executive Officer (former)	2004 2003	236,986 —	333,688 —	— —	100,000 10,000	— —	— —	500,000 —

Edward C. Hannah(8) Executive Vice-President, Corporate Development, Secretary and General Counsel (former)	2004 2003	243,973 130,341	348,913 125,514	— —	— 100,000	— —	— —	277,112 —

Andrew A.L. Blair(9) Executive Vice-President and Chief Operating Officer (former)	2004 2003	226,164 38,250	403,815 263,167	— —	— 75,000	— —	— —	316,060 —

William Biggar President and Chief Executive Officer (former)(10)	2004 2003	27,808 38,250	— 264,814	— —	— 150,000	— —	— —	1,000,000 —

Werner Czernohorsky President and Deputy Chairman (former)(11)	2004 2003	71,918 121,154	228,803 371,000	— —	— 150,000	— —	— —	1,500,000 —

Notes:

(1)
Mr. Stronach commenced his position with the Corporation on August 29, 2003. Mr. Mills commenced his position with the Corporation on August 30, 2004. Mr. Simonetti was appointed Chief Executive Officer on August 30, 2004. Mr. Tatters was appointed Executive Vice-President and Chief Financial Officer on September 16, 2004. Mr. Crofts was appointed Vice-President, Corporate Development, and Assistant General Counsel on September 1, 2004 and Executive Vice-President, Corporate Development, General Counsel and Secretary on September 30, 2004.

(2)
Unless indicated otherwise, all amounts for fiscal 2003 and 2004 were paid or are payable in U.S. dollars.

(3)
Perquisites and other personal benefits for each Named Executive Officer did not exceed the lesser of Cdn.$50,000 and 10% of the total of the annual salary and bonus for such Named Executive Officers.

(4)
These are options to acquire Class A Subordinate Voting Shares issued by the Corporation.

(5)
These figures have been converted from Canadian dollars to U.S. dollars based on the average month-end foreign exchange rates. On an annualized basis, the base salary and guaranteed bonus in fiscal 2004 of Mr. Mills was Cdn.$400,000. In fiscal 2004, Mr. Mills was also paid Cdn.$55,500 by each of MID and MEC for consulting services.

(6)
On an annualized basis, the base salary in fiscal 2004 of Messrs. Tatters and Crofts was $200,000.

(7)
Mr. Tobin was appointed Chief Executive Officer on March 1, 2004. He resigned as a director and Chief Executive Officer on August 20, 2004 and as an employee on September 24, 2004. The Corporation is paying Mr. Tobin a retiring allowance of $1,200,000 over twelve months (of which $500,000 was paid in 2004) and amended his stock option agreement so that all his options were cancelled as at September 24, 2004.

(8)
Mr. Hannah became Executive Vice-President, Secretary and General Counsel on August 29, 2003. He resigned as the Executive Vice-President, Corporate Development, Secretary and General Counsel on September 30, 2004. The Corporation is paying Mr. Hannah a retiring allowance of $831,336 over twelve months (of which $277,112 was paid in 2004) and amended his outstanding stock option agreement so that all his options were cancelled as at September 30, 2004.

(9)
Mr. Blair became Executive Vice-President and Chief Operating Officer on August 29, 2003. He resigned as the Executive Vice-President and Chief Operating Officer on August 30, 2004 and as an employee on September 10, 2004. The Corporation is paying Mr. Blair a retiring allowance of $948,184 over twelve months (of which $316,060 was paid in 2004) and amended his outstanding stock option agreement so that all his options were cancelled as at September 10, 2004.

(10)
Mr. Biggar became President and Chief Executive Officer on August 29, 2003. He resigned as President and Chief Executive Officer of the Corporation on January 13, 2004 and as an employee on January 29, 2004. The Corporation paid Mr. Biggar a lump sum retiring allowance of $1.0 million and amended his outstanding stock option agreement to permit the exercise of the stock options held by him at any time until the specified expiry date, subject to the existing vesting provisions.

(11)
Mr. Czernohorsky became Deputy Chairman and President, Construction Group on August 29, 2003 and President on January 13, 2004. He resigned as President and Deputy Chairman and as a director on March 15, 2004. The Corporation paid Mr. Czernohorsky a lump sum retiring allowance of $1.5 million and amended his stock option agreement to permit the exercise of the stock options held by him at any time until the specified expiry date and to provide for accelerated vesting of all of his outstanding options.

Stock Option Plans, Grants and Exercises

        The Stock Option Plan was originally adopted just prior to the completion of the spin-out transaction on August 29, 2003 whereby the Corporation became a public company. The Amended and Restated Stock Option Plan was approved and ratified by the shareholders of the Corporation at the annual meeting of shareholders held on May 11, 2004. For a detailed description of the terms of the Stock Option Plan, please refer to Exhibit B to the Corporation's Management Information Circular/Proxy Statement furnished in connection with the annual meeting of shareholders held on May 11, 2004, which Exhibit is incorporated by reference herein and available on the Canadian Securities Administrators' System for Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com.

        Under the Stock Option Plan, the Corporation does not provide any financial assistance to participants in order to facilitate the purchase of Class A Subordinate Voting Shares thereunder. As at December 31, 2004, options to purchase an aggregate of 320,000 Class A Subordinate Voting Shares at Cdn.$31.85 per share and options to purchase an aggregate of 170,000 Class A Subordinate Voting Shares at $35.62 were issued and unexercised under the Stock Option Plan. The vesting period was four years, with an expiration date of September 16, 2013 and December 21, 2014, respectively. During fiscal 2004, 60,000 options to purchase Class A Subordinate Voting Shares were exercised. At December 31, 2004, the number of Class A Subordinate Voting Shares remaining available for future issuance under the Corporation's Stock Option Plan, excluding securities issuable upon conversion of outstanding options, was 2,300,000.

        No stock appreciation rights or options to purchase securities of the Corporation or its subsidiaries were granted to any of the Named Executive Officers during fiscal 2004, except as disclosed in the following table:

Option Grants During the 2004 Fiscal Year(1)
Name of Named Executive Officer	Number of Securities Granted Under Options(2)	% of Total Options Granted to MID Employees in 2004 Fiscal Year	Exercise or Base Price (Cdn.$/Share)	Market Value of Securities Underlying Options on Date of Grant (Cdn.$/Share)	Expiration Date

John D. Simonetti	50,000	20%	35.62	35.62	December 21, 2014

Doug R. Tatters	50,000	20%	35.62	35.62	December 21, 2014

Richard J. Crofts	50,000	20%	35.62	35.62	December 21, 2014

Brian V. Tobin(3)	100,000	40%	39.62	39.62	—

Notes:

(1)
Class A Subordinate Voting Shares are the only securities of the Corporation for which options have been granted under the Stock Option Plan.

(2)
The grant of options to the Named Executive Officers for Class A Subordinate Voting Shares of the Corporation were made on December 21, 2004 for Messrs. Simonetti, Tatters and Crofts, and March 9, 2004 for Mr. Tobin, at an exercise price equal to the previous trading day's closing price on the TSX. Except as noted below, all of the options granted to Messrs. Simonetti, Tatters and Crofts are exercisable as to 20% on the date of grant and 20% on each of December 21, 2005, 2006, 2007 and 2008.

(3)
Mr. Tobin resigned as a director and Chief Executive Officer on August 20, 2004 and as an employee on September 24, 2004. All of Mr. Tobin's options were cancelled as at September 24, 2004.

        The Named Executive Officers did not exercise any options to acquire Class A Subordinate Voting Shares of the Corporation during fiscal 2004, other than Mr. Biggar, who exercised options to acquire 30,000 Class A Subordinate Voting Shares of the Corporation on March 10, 2004 and exercised options to acquire 30,000 Class A Subordinate Voting Shares of the Corporation on December 10, 2004. Based on the closing price of the Class A Subordinate Voting Shares on the TSX on March 10, 2004 (Cdn.$38.00), the value of these exercised options was Cdn.$184,500 and on December 10, 2004 (Cdn.$35.12), the value of these exercised options was Cdn.$98,100. The following table provides certain information with respect to options for securities of the Corporation and MEC exercisable by the Named Executive Officers during fiscal 2004 as well as the fiscal 2004 year-end option values of all options for securities of the Corporation and its subsidiaries granted to such persons up to December 31, 2004:

Aggregate Option Exercises During the Fiscal Year Ended December 31, 2004 and 2004 Fiscal Year End Option Values(1)
			Unexercised Options at December 31, 2004		Value of Unexercised in-the-Money Options at December 31, 2004(2)(3)(4)(5)
	Securities Acquired on Exercise	Aggregate Value Realized on Exercise (Cdn.$)(4)
Name of Named Executive Officer
			Exercisable	Unexercisable	Exercisable	Unexercisable

Frank Stronach	Nil	Nil	Nil 1,000,000 MEC	Nil Nil	Nil Nil	Nil Nil

Dennis Mills	Nil	Nil	Nil	Nil	Nil	Nil

John D. Simonetti	Nil	Nil	30,000	70,000	Cdn.$88,300	Cdn.$143,200

Doug R. Tatters	Nil	Nil	10,000 65,000 MEC	40,000 10,000 MEC	Cdn.$4,300 $105,500 MEC	Cdn.$17,200 —

Richard J. Crofts	Nil	Nil	10,000 12,000 MEC	40,000 8,000 MEC	Cdn.$4,300 —	Cdn.$17,200 —

Brian V. Tobin(6)	Nil	Nil	Nil	Nil	Nil	Nil

Edward C. Hannah(7)	Nil	Nil	Nil	Nil	Nil	Nil

Andrew A.L. Blair(8)	Nil	Nil	Nil	Nil	Nil	Nil

William Biggar(9)	60,000	282,600	Nil	90,000	Nil	Cdn.$378,000

Werner Czernohorsky(10)	Nil	Nil	150,000	Nil	Cdn.$630,000	Nil

Notes:

(1)
Class A Subordinate Voting Shares are the only securities for which options have been granted under the Corporation's Stock Option Plan. In the case of MEC, these options are for shares of its Class A Subordinate Voting Stock.

(2)
The closing prices on December 31, 2004 for Class A Subordinate Voting Shares of the Corporation on the TSX and on the NYSE were Cdn.$36.05 and $30.17, respectively.

(3)
The closing prices on December 31, 2004 for shares of Class A Subordinate Voting Stock of MEC on the NASDAQ National Market ("NASDAQ") and the TSX were $6.02 and Cdn.$7.29, respectively.

(4)
In the case of options for MID shares, this value is calculated by multiplying (a) the difference between the closing price of the Class A Subordinate Voting Shares on the TSX on December 31, 2004 (Cdn.$36.05) and the option exercise price by (b) the number of shares of Class A Subordinate Voting Shares underlying the options.

(5)
In the case of options for MEC shares, this value is calculated by multiplying (a) the difference between the closing price of the Class A Subordinate Voting Stock of MEC on NASDAQ ($6.02) on December 31, 2004 and the option exercise price by (b) the number of shares of Class A Subordinate Voting Stock underlying the options, such amount not being able to be less than nil.

(6)
All of Mr. Tobin's options were cancelled as at September 24, 2004.

(7)
All of Mr. Hannah's options were cancelled as at September 30, 2004.

(8)
All of Mr. Blair's options were cancelled as at September 10, 2004.

(9)
Upon Mr. Biggar's resignation as Chief Executive Officer and employee in January 2004, the Corporation amended his outstanding stock option agreement to permit the exercise of the stock options held by him at any time until the specified expiry date, subject to the existing vesting provisions.

(10)
Upon Mr. Czernohorsky's resignation as President and Deputy Chairman on March 15, 2004, the Corporation amended his outstanding stock option agreement to permit the exercise of the stock options held by him at any time until the specified expiry date and to provide for accelerated vesting of all of his outstanding options.

Defined Benefit or Actuarial Plans

        None of the executive officers, including the Named Executive Officers, participates in any defined benefit or actuarial plans provided by the Corporation.

Employment Contracts

        The Corporation entered into an employment contract with Mr. Simonetti effective August 29, 2003 and amended it effective August 30, 2004. Each of Messrs. Mills, Tatters and Crofts is currently employed under an employment contract entered into effective August 23, 2004 for Mr. Mills and September 1, 2004 for each of Messrs. Tatters and Crofts. The existing employment contracts for Messrs. Simonetti, Tatters and Crofts provide for the base salaries disclosed in the Summary Compensation Table and for a designated percentage of pre-tax profits before profit sharing. Each of those employment contracts provides that employment may be terminated by the Corporation either by giving twelve months' advance written notice of termination or by paying a retiring allowance equal to twelve months' base salary and profit sharing.

        As at March 29, 2005, the maximum total amount potentially payable by the Corporation pursuant to the outstanding employment contracts referred to above for severance is approximately $1.6 million in the aggregate. No notice or severance payment is required for a termination for just cause or on voluntary resignation under any of the preceding employment contracts, nor are payments required to be made in the event of a change of control of the Corporation.

Directors' Compensation

        Directors who are not officers or employees of the Corporation are paid an annual retainer fee of $40,000, a fee of $1,500 per meeting for attendance at meetings of the Board and its committees, a fee of $2,000 per day for work or travel days and a fee of $250 for written resolutions. The Chairman of the Board receives a $200,000 annual retainer fee and outside directors who serve on Committees of the Board receive an annual retainer fee of $5,000. The Lead Director receives an annual retainer fee of $25,000. The Chairman of the Special Committee receives an additional $25,000 annual retainer fee and the Chairman of each of the Audit Committee and the Corporate Governance and Compensation Committee receives an additional $15,000 annual retainer fee.

        In recognition of past service and to more closely align the interests of non-management directors with the Corporation's shareholders, each of Messrs. Byrd, Fricke and Jakszus had options to acquire 10,000 Class A Subordinate Voting Shares granted to them in their capacities as directors of the Corporation under the Incentive Stock Option Plan during fiscal 2003. Such options were granted for a term of 10 years ending September 16, 2013, at an exercise price of Cdn.$31.85 and vested as to 20% on the date of grant (September 16, 2003) with another 20% vesting on each of September 16, 2004, 2005, 2006 and 2007. Mr. Young was granted options to acquire 10,000 Class A Subordinate Voting Shares in his capacity as a director of the Corporation under the Incentive Stock Option Plan during fiscal 2004. Such options were granted for a term of 10 years ending December 21, 2014, at an exercise price of Cdn.$35.62 and vested as to 20% on the date of grant (December 21, 2004) and another 20% vesting on each of December 21, 2005, 2006, 2007 and 2008. For all such options, the exercise price equalled the TSX closing price on the trading day immediately preceding the date of grant.

        Effective November 3, 2003, the Corporation established the Non-Employee Director Share-Based Compensation Plan (the "DSP Plan"), which provides for a deferral of up to 100% of an outside director's total annual cash remuneration from the Corporation (including Board and committee retainers, meeting attendance fees, work and travel day payments and written resolution fees), at specified levels elected by each director, until such director ceases to be a director of the Corporation for any reason. The amounts deferred are reflected in deferred share units allocated under the DSP Plan (which provides for notional units whose value reflects the market price of the Corporation's Class A Subordinate Voting Shares at the time that the particular payment(s) to the director would become payable). The value of a deferred share unit will appreciate (or depreciate) with increases (or decreases) in the market price of the Class A Subordinate Voting Shares of the Corporation. The DSP Plan also takes into account any dividends paid on the Class A Subordinate Voting Shares. Under the DSP Plan, when a director leaves the Board, he/she receives (within a prescribed period of time) a cash payment equal to the then value of his/her accrued deferred share units, net of withholding taxes. All directors must receive at least 50% of their Board and Committee compensation fees in deferred share units.

Report on Executive Compensation

        The Corporation's heritage as a division of Magna means that it has adopted the unique, entrepreneurial corporate culture that was created by its Chairman and founder, Mr. Frank Stronach, and that has evolved since the founding of Magna approximately four decades ago. There are several key elements of this entrepreneurial culture. First, the Corporation consistently emphasizes decentralization, which provides management with a high degree of autonomy at all levels of operation and which increases the Corporation's flexibility. Second, incentive-based compensation (such as variable profit-based bonuses and stock option grants) represents the majority of each senior manager's total compensation package. Under this variable compensation "risk and reward" philosophy, senior management has the incentive to emphasize consistent medium-term and long-term profitability in order to provide such individuals with the potential to earn higher compensation than other management in comparable positions. In contrast, during a period of downturn, management compensation will be reduced. The grant of stock options with longer-term vesting provisions to senior management and the inclusion of minimum share maintenance provisions in their employment agreements also provide additional incentives to senior management to increase the Corporation's share price and create shareholder value. These compensation philosophies enable the Corporation to maintain an entrepreneurial environment which encourages management productivity, ingenuity and innovation.

        It is the Committee's objective to enable this entrepreneurial culture to continue to flourish, and it therefore intends to continue to apply the long-established compensation philosophies of Magna, which will be essential to the Corporation's continued success and its ability to attract, retain and motivate skilled, entrepreneurial senior managers, as well as to maintain the alignment of shareholder and employee interests and create shareholder value.

        In order to achieve this objective, certain senior managers receive a remuneration package consisting of a base salary and an annual incentive bonus based on direct profit participation.

        The Committee intends to apply the following criteria in determining or reviewing recommendations for compensation for executive officers:

  Base Salaries.    Base salaries should be at levels generally below those for comparable positions within an appropriate comparator group of North American companies and are not generally increased on an annual basis. Fixed compensation costs are therefore constant in down periods, with financial rewards coming significantly from variable incentive cash compensation and long-term incentive compensation. See "Summary Compensation Table" above.

  Incentive Compensation.    The amount of direct profit participation and therefore the amount of compensation "at risk" increases with the level of performance and/or responsibility. Due to the variable nature of profit participation, if there is a down period where profits are reduced, incentive cash compensation will generally be reduced. As a result, senior management has an incentive to emphasize consistent growth in profitability over the medium to long term to ensure stable levels of annual compensation.

  Long-Term Incentives.    Minimum stock ownership is required of all direct profit participators, commencing the year following that in which the person joined the Corporation, in order to align their interests with those of shareholders and to encourage the enhancement of shareholder value.

  On the recommendation of the Committee, the Board implemented in 2003 an ongoing stock option program involving the possibility of annual grants under the Stock Option Plan to management and other eligible employees as part of total compensation. The Committee believes that, in addition to the existing mandatory stock maintenance program, such a program will assist in retaining such employees by providing them with an opportunity for capital appreciation and would further align their interests with shareholders. As a result of the implementation of this program, options may be granted on an annual basis by the Board on the recommendation of the Committee to members of management and eligible employees in respect of each fiscal year based on their individual performance and that of the Corporation during the prior fiscal year, in each case with not less than a four-year vesting period. Options for 170,000 Class A Subordinate Voting Shares were granted to two directors and various members of senior management in December 2004 in order to align their interests with shareholders.

  Written Employment Contracts.    The Corporation generally utilizes written employment contracts with its executive officers to reflect the terms of their employment, including compensation, severance, stock maintenance, confidentiality, non-solicitation and non-competition arrangements. Prior to the renewal and/or material amendment of each such contract, the Committee reviews the executive officer's compensation in the context of the Corporation's historical compensation philosophies and policies and such officer's individual performance and relevant comparators, with the objective of ensuring that such compensation is commensurate with the Corporation's performance and is significantly "at risk" and incentive-based. As part of its review policy, the Committee may choose to conduct reviews of total compensation with the assistance of external compensation consultants retained by the Committee using compensation for a comparator group of North American companies as well as its own compensation criteria and overall approach to ensure the continued competitiveness of the Corporation's total compensation and effectiveness in achieving its compensation objectives.

        The Corporation believes that its competitive financial rewards for executive officers, which are significantly contingent on the continued profitability of the Corporation, position the Corporation for strong profitable growth, a strong balance sheet and long-term growth in shareholder value.

        The Committee annually reviews the Chief Executive Officer's (the "CEO") base salary, incentive bonus and long-term incentives. The CEO's base salary, incentive bonus and awards under the Stock Option Plan are set on the same basis as other senior managers described above. The 2004 compensation of Messrs. Biggar, Tobin and Simonetti, each of whom served as CEO in 2004, was determined in accordance with the foregoing and approved by the Committee and all other members of the Board on the recommendation of the Committee.

        The foregoing report is submitted by the Corporate Governance and Compensation Committee of the Board:

Judson D. Whiteside (Chairman)	Neil G. Davis	Philip K. Fricke

SHAREHOLDER PERFORMANCE REVIEW GRAPH

        The following graph compares the total cumulative shareholders' return (including dividends) until December 31, 2004 for Cdn.$100 invested in Class A Subordinate Voting Shares and Class B Shares on August 20, 2003 (being the date that these shares of the Corporation commenced trading on a "when, as and if issued" basis) with the cumulative return of the S&P/TSX Total Return Composite Index.

Cumulative Total Returns

Value of Cdn.$100 Invested on August 20, 2003

        The total cumulative shareholders' return from August 20, 2003 to December 31, 2004 for Cdn.$100 invested in the Class A Subordinate Voting Shares was Cdn.$134.51 and in the Class B Shares was Cdn.$142.45, in each case compared to Cdn.$109.74 for the S&P/TSX Total Return Composite Index over the same period.

EQUITY COMPENSATION PLANS

        The following table provides information on the Corporation's stock-based compensation plans as at December 31, 2004. The Corporation does not have equity compensation plans that have not been approved by its shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders (Incentive Stock Option Plan)	490,000	Cdn.$33.16	2,300,000

        For a detailed description of the terms of the Stock Option Plan, please refer to Exhibit B to the Corporation's Management Information Circular/Proxy Statement furnished in connection with the annual meeting of shareholders held on May 11, 2004, which Exhibit is incorporated by reference herein and available on SEDAR at www.sedar.com.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

        As at March 29, 2005, none of the directors or executive officers of the Corporation or their respective associates were indebted to the Corporation or its subsidiaries in connection with the purchase of the Corporation's securities or securities of the Corporation's subsidiaries, excluding routine indebtedness and indebtedness that has been entirely repaid. There was no indebtedness as at March 29, 2005 to the Corporation and its subsidiaries, excluding routine indebtedness, owing by present or former executive officers, directors or employees of the Corporation and its subsidiaries, nor was any indebtedness of any such person the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding by the Corporation or its affiliates, except for routine indebtedness.

INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Control of the Corporation and MEC

        As of March 29, 2005, the Stronach Trust beneficially owns approximately 66.3% of the Corporation's outstanding Class B Shares, and as such is able to elect all of the Corporation's directors. Therefore, the Stronach Trust may be able to cause the Corporation to effect certain corporate transactions without the consent of MID's other shareholders and to control the amount and the timing of dividends, subject in each case to applicable laws regarding related party transactions and the protection of minority shareholders, the fiduciary duties of MID's directors to act in the Corporation's best interests and MID's internal governance procedures. In addition, the Stronach Trust is able to cause or prevent a change in control of MID. The Stronach Trust also controls Magna through the right to direct votes attaching to Class B Shares of Magna that carry a majority of the votes attaching to the outstanding voting shares of Magna. Mr. Frank Stronach, MID's Chairman and the Chairman of Magna, and three other members of his family are the trustees of the Stronach Trust, and are also members of the class of potential beneficiaries of the Stronach Trust. Accordingly, Mr. Stronach may be deemed to beneficially own the shares owned by the Stronach Trust, although he disclaims beneficial ownership for purposes other than for U.S. securities law purposes.

        As of March 29, 2005, the Corporation holds an approximate 59% equity and 96% voting interest in MEC and as such is deemed to control MEC and is able to elect all of MEC's directors. Therefore, the Corporation is able to cause MEC to effect certain corporate transactions without the consent of MEC's minority stockholders, subject to applicable law and the fiduciary duties of MEC's directors and officers. In addition, the Corporation is able to cause or prevent a change in control of MEC. Mr. Stronach is the founder and Chairman of MEC.

        Virtually all of the Corporation's real estate business revenue is obtained from the Magna group of companies (the "Magna group") pursuant to the Corporation's leases with it, including substantially all of the Corporation's existing leases and certain services agreements. The Corporation expects to enter into additional leases and agreements with Magna from time to time in the future, the terms of which will be determined by negotiations at such time and, in the case of material agreements, will be subject to approval by a special committee comprised of independent members of MID's Board of Directors. There can be no assurance that transactions between MID and Magna have been or will be on the same terms as would be negotiated between arm's length parties. Subject to certain exceptions, rules of applicable Canadian securities regulatory authorities require issuers involved in a "related party transaction" to obtain an independent valuation and the approval of the transaction by a majority of minority shareholders. The Corporation intends to comply with these and any other applicable regulatory requirements.

        Magna has made a commitment to its shareholders that it will not, during the period ending May 31, 2006, without the prior consent of the holders of a majority of Magna's Class A Subordinate Voting Shares: (i) make any further debt or equity investment in, or otherwise give financial assistance to, MEC or any of MEC's subsidiaries; or (ii) invest in any non-automotive-related businesses or assets other than through its investment in MEC (which investment is now held by the Corporation as a result of the spin-out of the Corporation from Magna on August 29, 2003). Magna's commitment is contained in a Forbearance Agreement, dated as of February 8, 2000, between MEC and Magna and of which Magna's shareholders are express third-party beneficiaries. The Corporation is not a party to, and is not bound by, the Forbearance Agreement.

        For further information on related party transactions, please refer to notes 3 and 23 to our consolidated financial statements for the year ended December 31, 2004, which notes are hereby incorporated by reference. Our consolidated financial statements for the year ended December 31, 2004 and the notes thereto are available on SEDAR at www.sedar.com.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

        The Corporation has adopted certain structures and procedures to ensure that effective corporate governance practices are followed and that the Board functions independently of management. The following describes the Corporation's approach to corporate governance.

Applicable Governance Requirements and Guidelines

        The Corporation is subject to a number of legislative and regulatory corporate governance requirements and guidelines, including those of the TSX, the Canadian Securities Administrators (the "CSA"), the Ontario Securities Commission, the NYSE and the SEC. Since 2001, these legislative and regulatory bodies have proposed and, in many cases, implemented a number of new or modified rules and regulations in the area of corporate governance. These include the new Corporate Governance Listing Standards of the NYSE, the Sarbanes-Oxley Act of 2002, and the proposed replacement of the TSX Guidelines with new guidelines to be established by the CSA.

        Since the spin-out of the Corporation as a public company on August 29, 2003, management of the Corporation and the Corporate Governance and Compensation Committee have been engaged in an ongoing review of these initiatives and made various recommendations to the Board. The Board has continually monitored the corporate governance requirements applicable to the Corporation and has implemented the recommendations of the Corporate Governance and Compensation Committee, including the adoption of a Board Charter, an Audit Committee Charter, a Corporate Governance and Compensation Committee Charter, a Corporate Disclosure Policy, a Code of Conduct and Ethics, and a Board and Committee self-evaluation process. In addition, the Corporation has put in place policies and procedures relating to the pre-approval by the Audit Committee of all audit and permitted non-audit services by the external auditor, the hiring of former employees of the external auditor, the internal reporting by employees and outside parties of accounting and auditing concerns, and the up-the-ladder reporting by attorneys working for the Corporation of potential wrongdoing by the Corporation or its directors or employees. Many of these policies are posted on the Corporation's website. In addition, the Corporation's website contains information on the Corporation's compliance with the NYSE corporate governance standards. The Corporate Governance and Compensation Committee, the Corporation's management and the Board will continue to monitor all corporate governance developments and initiatives with a view to making the necessary and appropriate changes to the Corporation's corporate governance structures and procedures as required from time to time.

Current TSX Guidelines

        Following is a statement of the Corporation's existing corporate governance practices with specific reference to the existing TSX Guidelines.

Item 1 of the TSX Guidelines:

        The board of directors of every corporation should explicitly assume responsibility for the stewardship of the corporation and, as part of the overall stewardship responsibility, should assume responsibility for the following matters: (a) adoption of a strategic planning process; (b) the identification of the principal risks of the corporation's business and ensuring the implementation of appropriate systems to manage these risks; (c) succession planning, including appointing, training and monitoring senior management; (d) a communications policy for the corporation; and (e) the integrity of the corporation's internal control and management information systems.

        The Board oversees the Corporation's business and affairs, supervises the day-to-day conduct of business by senior management, establishes or approves overall corporate policies where required and involves itself jointly with management in ensuring the creation of shareholder value and the preservation and protection of the Corporation's assets as well as in establishing the Corporation's strategic direction. The Board holds regularly scheduled Board meetings on a quarterly basis, with additional meetings scheduled when required. A separate strategic planning and business plan meeting is held each fiscal year. See "Board of Directors — Board". In addition, there is continued communication between senior management and Board members on an informal basis and through committee meetings.

        The TSX Guidelines emphasize the "stewardship" responsibilities of a board to oversee the conduct of the business and to supervise management (which is responsible for the day-to-day conduct of the business) and specifically identify five matters which are regarded as the principal responsibilities to be discharged by a board. These matters, which are in addition to the Board's legal obligations under the Business Corporations Act (Ontario), are considered below.

        Adoption of a Strategic Planning Process.    The Corporation has a strategic planning process that directly involves the Board. Prior to the commencement of, or in the first month of, each financial year, the Board will participate in a meeting with management devoted solely to strategic planning in which future trends and risks, both in the Corporation's real estate business and in the activities conducted by MEC, the Corporation's subsidiary, over a two-to-seven-year horizon are jointly identified. A specific business plan is presented by management for discussion. Capital expenditure projections for the financial year are reviewed and a capital expenditure budget is approved at the conclusion of the meeting. Updates on industry trends, major new business, capital expenditures and specific problem areas/action plans will be presented by management and discussed as part of a management report at each regular quarterly Board meeting.

        Identification and Management of Principal Risks.    By means of both the annual strategic planning meeting and quarterly updates by management, the Board identifies and reviews with management the principal business risks and receives reports on management's assessment of and proposed responses to those risks as they develop in order to ensure that all risks are being appropriately managed. In addition, each of the Audit Committee and the Corporate Governance and Compensation Committee identifies, implements and monitors internal and external systems in order to deal with risks that fall within its mandate. See "Audit Committee and Audit Committee Report — Audit Committee" and "Board of Directors — Board Committees" above.

        Succession Planning, Including Appointing, Training and Monitoring Senior Management. The Corporation has adopted the long-established policy of Magna of profit-based compensation in order to attract, retain and motivate skilled and entrepreneurial management and to ensure that management performance (as measured by the Corporation's profitability) bears a direct relationship to management's level of compensation. See "Executive Compensation — Report on Executive Compensation" above. Through its review of all officer appointments, particularly that of the Chief Executive Officer, the Board and the Corporate Governance and Compensation Committee are involved in management succession and staffing planning issues. The Chief Executive Officer will review management succession and development with the Corporate Governance and Compensation Committee as part of the annual compensation review process in 2005 and thereafter. While the responsibility for direct training has traditionally been left to senior management, the Board satisfies itself that the necessary levels of skill and experience exist when reviewing and making appointments.

        Communications Policy.    Through its adoption of a corporate disclosure policy for the Corporation, the Board has ensured that a program is in place to communicate effectively with the Corporation's stakeholders, including shareholders, employees and the general public in accordance with applicable disclosure standards. The Corporation's Executive Vice-President and Chief Financial Officer and other authorized investor communications personnel are responsible for responding to all shareholder communications and for the operation of the Corporation's investor communications program. This program includes quarterly open conference calls/webcasts to present the financial results for each quarter and the complete financial year, industry analyst meetings and meetings with institutional shareholders. Extensive presentations are made at each Annual Meeting of Shareholders to explain the Corporation's business results for the prior financial year and outline its business objectives and strategies for the future. Management reports quarterly to the Board on the financial markets and major shareholder activity. The Board or one of its committees reviews and approves all material investor communications, including press releases involving the dissemination of quarterly financial information and all material regulatory disclosure documents.

        Integrity of Internal Control and Management Information Systems.    The Board, through the Audit Committee, will ensure that effective systems are in place to monitor the integrity of the Corporation's internal control and management information systems in their delegated areas. The Audit Committee meets quarterly prior to each quarterly Board meeting. See "Board of Directors — Board Committees" above.

Items 2 and 3 of the TSX Guidelines:

        The board of directors of every corporation should be constituted with a majority of individuals who qualify as unrelated directors. An unrelated director is a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the corporation, other than interests and relationships arising from shareholding. A related director is a director who is not an unrelated director. If the corporation has a significant shareholder, in addition to a majority of unrelated directors, the board should include a number of directors who do not have interests in or relationships with either the corporation or the significant shareholder and which fairly reflects the investment in the corporation by shareholders other than the significant shareholder. A significant shareholder is a shareholder with the ability to exercise a majority of the votes for the election of the board of directors.

        The application of the definition of "unrelated director" to the circumstances of each individual director should be the responsibility of the board which will be required to disclose on an annual basis whether the board has a majority of unrelated directors or, in the case of a corporation with a significant shareholder, whether the board is constituted with the appropriate number of directors which are not related to either the corporation or the significant shareholder. Management directors are related directors. The board will also be required to disclose on an annual basis the analysis of the application of the principles supporting this conclusion.

        In order to assess the Corporation's compliance with Items 2 and 3 of the TSX Guidelines, the Board has considered the circumstances of each of the members of the Board and has determined that six of the nine current Board members (Messrs. Byrd, Davis, Fricke, Jakszus, Whiteside and Young) are "unrelated" directors as they are free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the Corporation, other than interests and relationships arising from shareholding, and have no interests in or relationship to a significant shareholder, including the Stronach Trust. In making this determination, the Board considered the fact that Mr. Whiteside is a senior partner and serves as Chairman and Chief Executive Officer of Miller Thomson LLP, a law firm that periodically provides real estate related legal services to the Corporation and certain of its affiliates, as well as general legal services to our Chairman and certain of his associates, although Mr. Whiteside was not personally involved in the provision of any such services. The Board also considered the fact that Mr. Byrd and his wife have periodically provided real estate related services to Mr. Stronach and his associates. The fees paid by Mr. Stronach and his associates, including MEC, were not material to any of the parties involved. Based on the totality of the circumstances, the Board determined that each of Messrs. Byrd and Whiteside is unrelated to the Corporation and free from interests that would interfere with his ability to act independently of management and the Corporation's controlling shareholder. The Board also considered whether the Corporation's directors are "independent" under the NYSE corporate governance standards applicable to boards of directors. Under these standards, the Board cannot conclude that a director is "independent" unless the Board can affirmatively determine that the director has "no material relationship with the Corporation". The Board has determined that each of Messrs. Byrd, Davis, Fricke, Jakszus, Whiteside and Young is "independent" under the new NYSE Listing Standards. In reaching this decision, the Board again considered the circumstances of Messrs. Byrd and Whiteside, noting that the fees paid to Mr. Byrd and his wife and the fees paid to Miller Thomson LLP, the firm at which Mr. Whiteside is a partner, did not in either case exceed the greater of $1 million or 2% of the Corporation's consolidated gross revenues, and determined that Messrs. Byrd and Whiteside are both independent of the Corporation, its management and its controlling shareholder. The other three Board members are related and not independent: Mr. Simonetti is the Chief Executive Officer of MID; Mr. Mills is a member of management of the Corporation, a director of MEC and a member of the MEC Executive Management Committee; and Mr. Stronach is an officer of the Corporation, an officer and a director of MEC and Magna and a trustee of and potential beneficiary of, and therefore related to, the Stronach Trust. The Stronach Trust is a significant shareholder by virtue of its voting control of the Corporation through its holdings of Class B Shares. See "Voting Securities and Their Principal Holders" above.

Item 4 of the TSX Guidelines:

        The board of directors of every corporation should appoint a committee of directors composed exclusively of outside, i.e., non-management, directors, a majority of whom are unrelated directors, with the responsibility for proposing to the full board new nominees to the board and for assessing directors on an ongoing basis.

        While the Corporation has not established a separate nominating committee, the Corporation believes that the nomination of directors can be effectively dealt with (1) by the non-management directors on the Board due to its relatively small size, or (2) the Audit Committee or Corporate Governance and Compensation Committee. The Board has specifically delegated this responsibility to the Corporate Governance and Compensation Committee, which is comprised entirely of non-management directors who are "unrelated" under the TSX Guidelines and "independent" under the corporate governance standards of the NYSE applicable to both corporate governance and compensation committees.

Item 5 of the TSX Guidelines:

        Every board of directors should implement a process to be carried out by the nominating committee or other appropriate committee for assessing the effectiveness of the board as a whole, the committees of the board and the contribution of individual directors.

        The Corporation's Corporate Governance and Compensation Committee recently received from directors completed Board Effectiveness Questionnaires evaluating the Board and its committees, considered the answers and comments in the Questionnaires and reported to the Board on the results of its consideration of these answers and comments. That same committee is examining the possibility of adopting means of assessing the effectiveness of the Board and its committees in addition to the self-assessment process of the Questionnaire.

Item 6 of the TSX Guidelines:

        Every corporation, as an integral element of the process for appointing new directors, should provide an orientation and education program for new recruits to the board.

        The Corporation ensures that new Board recruits are provided with a basic understanding of its business to assist them in contributing effectively from the time of their election by shareholders or appointment by the Board, as applicable. This includes an orientation manual as well as the opportunity for each new member to meet with senior management. Following their election or appointment to the Board, Board members routinely engage in discussions with the Corporation's senior management. The Corporation also invites law firms, accountants and other professionals to make educational presentations to the Board, encourages members of its Board to attend educational sessions on Board effectiveness and pays the cost of such sessions.

Item 7 of the TSX Guidelines:

        Every board of directors should examine its size and, with a view to determining the impact of the number upon effectiveness, undertake where appropriate, a program to reduce the number of directors to a number which facilitates more effective decision-making.

        The Corporation's Board currently consists of nine members, which facilitates effective and efficient decision-making. While there are no specific criteria for Board members, the Corporation attempts to maintain a diversity of personal experience and background, particularly among the outside directors.

Item 8 of the TSX Guidelines:

        The board of directors should review the adequacy and form of the compensation of directors and ensure the compensation realistically reflects the responsibilities and risk involved in being an effective director.

        Directors who are not employees of the Corporation are currently paid certain annual retainer and per meeting and other fees as referred to under "Executive Compensation — Directors' Compensation" above. The Corporation has recently increased the compensation level effective January 1, 2005 and intends to review the form and adequacy of these compensation levels every two years relative to comparator companies in order to ascertain the appropriate level of compensation that realistically reflects the responsibilities, time commitment and risks involved in serving as a Board member.

Item 9 of the TSX Guidelines:

        Committees of the board of directors should generally be composed of outside directors, a majority of whom are unrelated directors, although some board committees, such as the executive committee, may include one or more inside directors.

        The Corporation has established three Board committees in order to permit the Board to delegate as well as share responsibility among the directors and to devote the necessary expertise and resources to a particular area. These committees are the Audit Committee, the Corporate Governance and Compensation Committee, and the Special Committee of Independent Directors. See "Board of Directors — Board Committees" and "Audit Committee and Audit Committee Report" above. All of the members of the Special Committee are "unrelated" under the TSX Guidelines and "independent" under the corporate governance standards of the NYSE applicable to boards of directors. The Corporate Governance and Compensation Committee is comprised entirely of non-management directors who are "unrelated" under the TSX Guidelines and "independent" under the corporate governance standards of the NYSE applicable to both corporate governance and compensation committees. The Audit Committee is comprised entirely of members who are considered by the Board to be "unrelated" under the TSX Guidelines and "independent" under Canadian securities rules and NYSE corporate governance standards applicable to audit committees.

Item 10 of the TSX Guidelines:

        Every board of directors should expressly assume responsibility for, or assign to a committee of directors the general responsibility for, developing the corporation's approach to governance issues. This committee would, amongst other things, be responsible for the corporation's response to these governance guidelines.

        The Board has assigned to the Corporate Governance and Compensation Committee the responsibility for developing the Corporation's approach to governance issues, for assessing the effectiveness of its system of corporate governance as a whole and for its response to the TSX Guidelines.

Item 11 of the TSX Guidelines:

        The board of directors, together with the CEO, should develop position descriptions for the board and for the CEO, involving the definition of the limits to management's responsibilities. In addition, the board should approve or develop the corporate objectives which the CEO is responsible for meeting.

        The Board currently has no formal policy or "position description" setting out which specific matters must be brought by the Chief Executive Officer and management to the Board for approval; however, there is a clear understanding between management and the Board through Board practice to date and accepted legal practice that all transactions or other matters of a material nature must be presented by management for approval by the Board. As previously indicated, each committee does have a mandate/charter outlining such committee's responsibilities (which is set out in a written mandate/charter in the case of each of the Audit Committee and the Corporate Governance and Compensation Committee and in the authorizing resolution, as amended, of the Special Committee of Independent Directors). Each committee has an obligation to report its recommendations to the Board. Subject to those powers that it has specifically delegated, the Board retains residual authority. The Board has adopted a Board mandate (charter) and a Code of Conduct and Ethics, which are posted on the Corporation's website www.midevelopments.com.

        The Board has not developed a formal position description or mandate for the Chief Executive Officer, nor specific written objectives which the Chief Executive Officer is responsible for meeting; however, there is regular discussion between the Board, the Corporate Governance and Compensation Committee, the Chairman and the Chief Executive Officer with respect to the performance of the Chief Executive Officer and senior management in achieving the Corporation's strategic objectives as jointly determined by the Board and management. The Corporate Governance and Compensation Committee also considers the performance of the Chief Executive Officer in reviewing any changes to the Chief Executive Officer's employment terms and compensation and generally reviews the performance of all senior managers, including the Chief Executive Officer, during each fiscal year. See "Executive Compensation — Report on Executive Compensation" above.

Item 12 of the TSX Guidelines:

        Every board of directors should have in place appropriate structures and procedures to ensure that the board can function independently of management. An appropriate structure would be to (i) appoint a chair of the board who is not a member of management with responsibility to ensure the board discharges its responsibilities or (ii) adopt alternate means such as assigning this responsibility to a committee of the board or to a director, sometimes referred to as the "lead director". Appropriate procedures may involve the board meeting on a regular basis without management present or may involve expressly assigning the responsibility for administering the board's relationship to management to a committee of the board.

        To ensure Board independence from management, the policy of the Corporation is that the majority of its Board members be comprised of "unrelated" and "independent" directors, as determined by the Board. As mentioned above, six of the Board's current nine directors have been determined by the Board to be "independent" and "unrelated" based on the relevant standards.

        Mr. Stronach has been the Chairman of the Board since the Corporation was spun-out from Magna as a public company on August 29, 2003, reflecting Mr. Stronach's position as the founder of Magna and the principal shareholder of the Corporation.

        On August 30, 2004, Mr. Young was appointed as the "Lead Director" of the Corporation. In this capacity, Mr. Young is responsible for ensuring that the Board functions independently of management. In addition, the responsibilities of the Corporation's Corporate Governance and Compensation Committee include representing the Board in discussions with senior management on corporate governance issues and other matters, assisting in identifying potential nominees to the Board, assisting in ensuring that the Board functions independently of management and performing such other duties and responsibilities as are delegated by the Board from time to time.

        Moreover, the Corporation believes that its current Board size of nine facilitates direct and immediate communication between "unrelated" and "independent" directors and management, and permits the direct involvement by individual Board members in specific matters where their personal inclination or experience will assist the Board as a whole and management in dealing with a specific issue.

        The Audit Committee, the Corporate Governance and Compensation Committee and the Special Committee of Independent Directors regularly meet independently of management.

Item 13 of the TSX Guidelines:

        The audit committee of every board of directors should be composed only of outside directors. The roles and responsibilities of the audit committee should be specifically defined so as to provide appropriate guidance to audit committee members as to their duties. The audit committee should have direct communication channels with the internal and external auditors to discuss and review specific issues as appropriate. The audit committee duties should include oversight responsibility for management reporting on internal control. While it is management's responsibility to design and implement an effective system of internal control, it is the responsibility of the audit committee to ensure that management has done so.

        The Audit Committee is comprised entirely of members who are considered by the Board to be "unrelated" under the TSX Guidelines and "independent" under Canadian securities rules and NYSE corporate governance standards applicable to audit committees. In addition, the Board has determined that Mr. Fricke, the Chairman of the Audit Committee, is a "financial expert" within the meaning of the rules of the SEC under the Sarbanes-Oxley Act of 2002 and that all members of the Audit Committee are financially literate, as such term is defined in Multilateral Instrument 51-110 — Audit Committees. The Committee has the responsibilities described above under "Audit Committee and Audit Committee Report". The Audit Committee meets regularly following the conclusion of each fiscal quarter and the Corporation's year-end, at which time members of the Audit Committee engage in direct communications with the Corporation's external auditors and financial management and review the financial statements and MD&A. Such communications involve a regular assessment of the adequacy of the Corporation's internal and external financial reporting and audit processes, as well as a review and discussion of specific issues as circumstances warrant. During each such meeting, the Audit Committee engages in in camera discussions with each of the external auditor and representatives of the Corporation's senior financial management so as to cultivate frank and open discussions with each of these groups. See "Audit Committee and Audit Committee Report" above.

Item 14 of the TSX Guidelines:

        The board of directors should implement a system which enables an individual director to engage an outside advisor at the expense of the corporation in appropriate circumstances. The engagement of the outside advisor should be subject to the approval of an appropriate committee of the board.

        Board Committees are empowered to engage outside advisors at the Corporation's expense where reasonably required in the course of their duties; and the Special Committee of Independent Directors has from time to time retained outside legal and financial advisors. The Board will also consider requests to retain outside advisors at the Corporation's expense by individual directors or Committee members on their respective merits at the time that any such request is made.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

        During fiscal 2004, the Corporation purchased an insurance policy, that provided, among other coverages, for executive liability of up to $100 million (per occurrence and in the aggregate for all claims made during the policy year) for officers and directors of the Corporation and its subsidiaries, subject to a $1 million deductible for executive indemnification. MEC was included in this coverage up to $65 million, and $35 million in excess of $65 million was provided for MID only. This policy does not provide coverage for losses arising from the breach of fiduciary responsibilities under statutory or common law or from violations of or the enforcement of pollutant laws and regulations. The premium payable in respect of the policy year January 1, 2004 to December 31, 2004 for the executive indemnification portion of this insurance policy was $1,444,590, of which MID's portion was $757,276.

SHAREHOLDER PROPOSALS

        Proposals of shareholders for inclusion in the management information circular/proxy statement in respect of the Corporation's annual meeting of shareholders to be held in the 2006 calendar year must be received by the Secretary at the principal executive offices of the Corporation at 455 Magna Drive, Aurora, Ontario L4G 7A9 on or before March 6, 2006.

SPECIAL MEETING MATTERS

        On January 18, 2005, MID received a formal requisition (the "Requisition") from certain hedge funds managed by Greenlight Capital, Inc. (the "Proposing Shareholder") to call a meeting of MID's shareholders for the purpose of considering:

  (a)
  a resolution (the "MEC Separation Resolution") directing the Board to consider and implement a spin-off or sale of MID's interest in MEC; and

  (b)
  a resolution (the "REIT Conversion Resolution" and, together with the MEC Separation Resolution, the "Proposals") directing the Board to consider and, if deemed feasible, select the most appropriate method to convert MID into an income-oriented real estate investment vehicle, such as a real estate investment trust ("REIT").

        The full text of the Proposals is set out in Schedule A to this Circular.

        The Proposing Shareholder has informed MID that the funds managed by it own beneficially, directly or indirectly, an aggregate of approximately 4.7 million Class A Subordinate Voting Shares of MID, representing approximately 9.9% of the aggregate outstanding Class A Subordinate Voting Shares and Class B Shares of MID.

The Board unanimously (with Messrs. Stronach and Mills abstaining) recommends that shareholders vote AGAINST the MEC Separation Resolution and unanimously recommends that shareholders vote AGAINST the REIT Conversion Resolution. See "Recommendations of the Special Committee", "Reasons for the Recommendations of the Special Committee" and "Recommendations of the Board" below.

BACKGROUND TO THE REQUISITION

        MID is a real estate company focusing primarily on the ownership, leasing, management, acquisition and development of a predominantly industrial rental portfolio for Magna and its subsidiaries in North America and Europe (the "Real Estate Business"). The Magna group is the most diversified automotive components supplier in the world. The Magna group designs, develops and manufactures automotive components, assemblies, modules and systems, and engineers and assembles complete vehicles and its products and services are sold primarily to manufacturers of cars and light trucks in North America, Europe, Asia and South America.

        MID also holds a controlling investment in MEC, North America's number one owner and operator of horse racetracks, based on revenue, and among the world's leading suppliers, via simulcasting, of live horse racing content to the growing inter-track, off-track and account wagering markets. Several of MEC's racetrack properties, including surrounding underutilized lands, are located in premier urban real estate markets in the United States and are slated by MEC for development. MEC is also well-positioned to add alternative gaming at certain of its racetrack facilities. MEC resulted from the reorganization in November 1999 of Magna's non-automotive businesses, pursuant to which certain horse racing and real estate assets owned by Magna were transferred to MEC. On March 10, 2000, Magna distributed MEC shares to Magna's shareholders through a special stock dividend, and MEC became a separate publicly-traded company.

        MID is the successor to Magna's real estate division, which was reorganized as an autonomous business unit within Magna between August 1998 and January 1999. On August 29, 2003, after considering alternative structures for MID (including REIT-like structures), Magna spun off to its shareholders all of MID's shares through a return of capital approved by over 97% of the votes cast by the holders of each of Magna's Class A Subordinate Voting Shares and Magna's Class B Shares at a special shareholders meeting, with each class voting separately. In conjunction with the spin-off, Magna transferred to MID the Real Estate Business, as well as all shares of MEC then owned by Magna, representing an approximately 59% equity interest and 96% voting interest in MEC. MID inherited a conservative capital structure relating to its Real Estate Business, owning real estate assets with an aggregate net book value of approximately $1.1 billion as at March 31, 2003 and with virtually no debt.

        The MID spin-off was intended to enhance shareholder value in several ways. In addition to decentralizing MID's operations, providing greater autonomy and operating flexibility to MID, and providing MID with access to the capital markets, the spin-off was intended to allow MID to achieve greater profitability by broadening its real estate holdings, diversifying its income producing portfolio and seeking development and other opportunities with parties other than Magna and its automotive subsidiaries, including development opportunities with MEC.

        In MID's August 18, 2003 prospectus relating to the spin-off, MID stated that it viewed its shareholdings in MEC as a strategic investment that potentially would provide MID with the opportunity to participate in co-developments or joint ventures should MEC pursue the development of underutilized lands around its racetracks or undertake other commercial real estate developments, and would also allow MID to share in the future growth of MEC.

        MID's investment in MEC is represented by the ownership of 58,466,056 shares of Class B Stock of MEC and 4,362,328 shares of Class A Subordinate Voting Stock of MEC, which, based on a closing price of $6.15 per share of MEC Class A Subordinate Voting Stock on NASDAQ on March 30, 2005 and assuming the conversion of all shares of Class B Stock into shares of Class A Subordinate Voting Stock, have a market value of approximately $386 million. MEC's assets accounted for approximately 47% of MID's consolidated total assets as at December 31, 2004, and its revenue accounted for approximately 85% of MID's consolidated revenue for the year ended December 31, 2004. Consequently, MID has a strong interest in the overall success of MEC and, in addition to monitoring MEC's business plan, has continued to explore ways to enhance the value of its investment in MEC. The business of MEC is in many ways in its development phase. MEC's focus has shifted recently to improving its operations through the implementation of best practices at its racetracks and more stringent financial and operating discipline at its other operations. In this context, many of the issues underlying the Proposals have been the subject of attention on the part of the MID Board and a special committee of independent directors of the MID Board (the "Special Committee") for some time.

        On January 13, 2004, the Board established the Special Committee to consider any proposed transactions between MID and MEC or the Magna group. The Special Committee was initially comprised of Barry B. Byrd (Chairman), Philip K. Fricke and Manfred Jakszus.

        In February, March and April 2004, MID management met with MEC management to discuss potential transactions, including (i) the redevelopment of the clubhouse/grandstand facility and backstretch at MEC's Gulfstream Park racetrack in Florida (the "Gulfstream Redevelopment") and the redevelopment of certain of MEC's other racing assets and (ii) MID's involvement in the development of underutilized lands adjacent to certain MEC racetracks.

        On March 8, 2004, in the context of reviewing potential transactions with MEC, there was discussion among the members of the Special Committee as to whether a privatization of MEC should be considered as an alternative to MID's involvement in MEC's developments on a project-by-project basis. MID's Special Committee met with its financial and legal advisors and members of MID's management and MID's financial and legal advisors several times during the months of May, June and July 2004 to discuss the possible privatization of MEC.

        On July 13, 2004, MID announced its intention to make an offer to purchase all the outstanding shares of Class A Subordinate Voting Stock of MEC not already owned by MID for consideration consisting primarily of MID Class A Subordinate Voting Shares and, if the offer were completed, to effect a merger between MEC and a wholly-owned subsidiary of MID (the "Proposed Privatization").

        In the weeks following the announcement of the Proposed Privatization, MID management conducted a roadshow and met with various shareholders of MID and MEC. During the course of the roadshow presentations, concerns about the Proposed Privatization were expressed by certain shareholders of both MID and MEC. Certain MID shareholders expressed concerns about MID acquiring the minority interest in MEC and about the form of consideration that would be offered to MEC shareholders, arguing that, if the Proposed Privatization were to proceed, MID should pay for the Proposed Privatization with cash by increasing leverage, rather than primarily with MID shares. At the same time, certain MEC shareholders expressed their belief that the consideration being offered for their MEC shares was inadequate and that the timing of the Proposed Privatization was opportunistic.

        The Proposing Shareholder expressed its concerns with respect to the Proposed Privatization to MID management during this roadshow. In a letter to the Ontario Securities Commission (the "OSC") dated August 10, 2004, the Proposing Shareholder requested that the OSC require MID to hold a meeting of the holders of its Class A Subordinate Voting Shares to approve the Proposed Privatization pursuant to OSC Rule 61-501 — Insider Bids, Issuer Bids, Business Combinations and Related Party Transactions. On August 24, 2004, counsel to MID responded to the Proposing Shareholder's letter setting out the reasons why approval of MID's shareholders was not required in the context of the Proposed Privatization. OSC staff subsequently advised MID that it agreed that MID shareholder approval of the Proposed Privatization was not required for the purposes of OSC Rule 61-501.

        On August 30, 2004, the Honourable M. Douglas Young, P.C. joined the MID Board and was appointed as its Lead Director and became Chairman of the Special Committee.

        The Special Committee re-examined the anticipated benefits and the financial terms of the Proposed Privatization in light of, among other things, the concerns expressed by certain MID and MEC shareholders. On September 16, 2004, MID announced that it would not be proceeding with the Proposed Privatization. MID also announced that the Special Committee was continuing to review MID's relationship with MEC and might consider other potential transactions with MEC that were in the best interest of MID.

        On October 13, 2004, Frank Stronach, Chairman of MID and MEC, and Dennis Mills, who had recently been appointed as a director and Vice Chairman of MID and MEC, met at Magna's headquarters with representatives of the Proposing Shareholder and its financial advisors, Lazard LLC ("Lazard"). During this meeting, Mr. Stronach invited the Proposing Shareholder and Lazard representatives to join Mr. Mills and him for lunch. John Simonetti, MID's Chief Executive Officer, was present at the same venue but was hosting a previously scheduled luncheon meeting with MID's principal bankers. Accordingly, Mr. Simonetti was unable to participate in the lunch meeting with the representatives of the Proposing Shareholder and Lazard. During the lunch meeting with Messrs. Stronach and Mills, the Proposing Shareholder presented proposals to separate MEC from MID, to convert MID into a REIT and to eliminate the dual class voting structure of MID. Mr. Stronach listened to these proposals and expressed a number of concerns, including that a REIT structure might inhibit MID's entrepreneurship, growth and financial flexibility. In a letter dated October 21, 2004, the Proposing Shareholder modified its initial proposals, but the substance of the October 13 proposals involving the separation of MID and MEC and the conversion of MID into a REIT did not change (the initial October 13 proposals, as so modified, are referred to as the "Initial Proposals").

        On November 10, 2004, MID announced its results for the third quarter ended September 30, 2004. In a conference call following the release of those results, MID management indicated that it was evaluating participating in the Gulfstream Redevelopment and the redevelopment of a clubhouse/grandstand facility and slot machine facility at MEC's The Meadows racetrack in Pennsylvania (the "Meadows Redevelopment"). During the conference call, MID management acknowledged that MID's leverage ratio was low compared to that of its peers and, in response to a question concerning MID's leverage, referred to the possibility of issuing, over time, long-term debt in an amount of up to 30% to 40% of its asset base.

        On December 9, 2004, MID announced that it had agreed to provide project financing of $192 million in the form of construction loan facilities to the subsidiaries of MEC that own and operate Gulfstream Park and The Meadows to fund the Gulfstream Redevelopment and the Meadows Redevelopment (together, the "Project Financings"). The Project Financings were reviewed by the Special Committee of MID, at that time comprised of Messrs. Young (Chairman), Byrd, Fricke and Jakszus. In making its recommendation to the Board with respect to the Project Financings, the Special Committee specifically concluded that the Project Financings would not affect MID's ability to pursue its core Real Estate Business or limit the options available to MID in respect of its investment in MEC.

        Also on December 9, 2004, MID announced its intention, consistent with the information provided on its conference call on November 10, 2004, to issue long-term senior, unsecured debentures pursuant to its base shelf prospectus dated March 19, 2004. On December 22, 2004, MID issued Cdn.$265 million aggregate principal amount of 6.05% Senior Unsecured Debentures Series 1 due December 22, 2016 (the "MID Debentures").

        During the period from late September through early December 2004, MID was focused on analyzing, negotiating and implementing the Project Financings, the issuance of the MID Debentures and Real Estate Business transactions. While Mr. Mills made several attempts to arrange follow-up meetings with the Proposing Shareholder that had to be cancelled due to changes to Mr. Mills' schedule, and certain other telephone conversations occurred, MID had no substantive discussions with the Proposing Shareholder concerning the Initial Proposals during this time.

        On December 16, 2004, Mr. Mills spoke by telephone with representatives of the Proposing Shareholder and discussed the Initial Proposals. During the conversation, Mr. Mills repeated the concerns expressed at the October 13, 2004 meeting and raised general issues concerning REIT-type structures and their appropriateness for MID. Mr. Mills subsequently wrote to the Proposing Shareholder on December 17, 2004 enclosing journal articles and policy papers with respect to REIT-type structures, some of which expanded on the general concerns expressed by Mr. Stronach at the October 13, 2004 meeting. Mr. Mills noted in his letter that the Proposing Shareholder would agree with some views in the materials and would disagree with others, but stated that MID and the Proposing Shareholder should continue to discuss these issues.

        On January 11, 2005, Mr. Mills again spoke by telephone with representatives of the Proposing Shareholder and discussed the materials sent by him on December 17, 2004. Representatives of the Proposing Shareholder advised Mr. Mills that they did not believe that the materials sent by Mr. Mills on December 17 supported his position, and Mr. Mills suggested a follow-up call involving Mr. Simonetti to further discuss these issues.

        On January 17, 2005, Mr. Simonetti and Douglas Tatters, MID's Chief Financial Officer, spoke by telephone with representatives of the Proposing Shareholder. During that call, Mr. Simonetti advised the Proposing Shareholder that, although he was generally aware of the proposals, he wanted time to study the specific details of the Initial Proposals before discussing them with the Proposing Shareholder. Mr. Simonetti also offered to meet with representatives of the Proposing Shareholder to discuss the Initial Proposals. Mr. Simonetti advised the Proposing Shareholder that he would be away on business for the remainder of the week of January 17 but that he would contact the Proposing Shareholder on Monday, January 24 to further discuss the Initial Proposals.

        The Proposing Shareholder did not wait to hear back from Mr. Simonetti to arrange for a meeting to discuss the Initial Proposals. Instead, on the next day, January 18, 2005, MID received the Requisition from the Proposing Shareholder containing the Proposals.

        On January 26, 2005, MID sent a letter to the Proposing Shareholder advising that the Board would be meeting to consider the Requisition.

        On January 31, 2005, the Board expanded the mandate of the Special Committee to include, in addition to its existing responsibilities, consideration of the Proposals and whether the Proposals were in the best interest of MID and making such recommendations to the Board with respect to, or arising from, the Proposals as the Special Committee determined to be in the best interest of MID.

        On February 7, 2005, MID issued a press release announcing that it had called an annual and special meeting of shareholders to be held on May 4, 2005 and that, in addition to customary annual meeting matters, the matters described in the Requisition would also be put to MID's shareholders for a vote. MID further announced that the Proposals were being considered by the Special Committee of independent directors of MID comprised since January 31, 2005 of Messrs. Young (Chairman), Fricke and Jakszus, and that the recommendations of the Special Committee and the Board with respect to the Proposals would be set out in the management information circular to be mailed to MID's shareholders in advance of the Meeting. See "Special Committee Process and Deliberations", "Recommendations of the Special Committee", "Reasons for the Recommendations of the Special Committee" and "Recommendations of the Board" below.

SPECIAL COMMITTEE PROCESS AND DELIBERATIONS

        Following the expansion of its mandate to consider the Proposals, the Special Committee determined to retain its own independent financial and legal advisors to assist it in its deliberations. After considering a variety of factors, including relevant expertise, experience and independence, the Special Committee retained CIBC World Markets Inc. as its financial advisors and Goodmans LLP as its legal advisors.

        The Special Committee met formally 10 times in the period following receipt of the Requisition. In each instance, the Special Committee met in an in camera session at which no persons other than the members of the Special Committee and its advisors were present. Additionally, over the course of its process, members of the Special Committee regularly communicated and engaged in discussions on a less formal basis among themselves and with their financial and legal advisors, as well as with management of MID.

        Early in its process, the Special Committee determined that it was important that it clearly understand the Proposals and, to the extent possible, the concerns of the Proposing Shareholder. In that context, the Special Committee directed its advisors to meet with representatives of the Proposing Shareholder and/or its advisors to provide the Proposing Shareholder with an opportunity to outline its proposals in as much detail, and to provide any additional supporting materials, as it believed would be appropriate. On February 17, 2005, representatives of the financial and legal advisors to the Special Committee and the financial and legal advisors to MID met for that purpose with the financial and legal advisors to the Proposing Shareholder. A summary of the discussions at that meeting, together with copies of the Proposing Shareholder's additional supporting materials, were provided to the Special Committee the following day.

        Following their engagement by the Special Committee, the financial and legal advisors to the Special Committee scheduled a series of meetings with MID management, MID's financial and legal advisors, and management of MEC. Over the course of those meetings, MID management made detailed presentations to the financial and legal advisors to the Special Committee and the financial and legal advisors to MID concerning, among other things, the current circumstances of MID and MID's strategic plan. A further meeting was held at which MID management provided to the financial and legal advisors an analysis of the tax planning strategies utilized by MID and an assessment of the tax efficiencies of MID's current corporate structure relative to a REIT or similar structure. This presentation was supplemented by advice from MID's external tax advisors. MEC management also made a detailed presentation to the legal and financial advisors to the Special Committee and to MID of the current circumstances of MEC and the strategic initiatives that were being pursued by MEC. Similar presentations were provided to the members of the Special Committee.

        The Special Committee also received formal presentations from MID management and BMO Nesbitt Burns Inc., MID's financial advisors, relating to the Proposals.

        These meetings were supplemented by a process of documentary review of materials provided by MID and MEC in response to a series of information requests by the financial and legal advisors to the Special Committee.

        The Special Committee carefully analyzed and considered the Proposals (which, as confirmed by the financial and legal advisors to the Proposing Shareholder, did not encompass the elimination of MID's multiple voting share structure) and the rationale for the Proposals as articulated by the financial and legal advisors to the Proposing Shareholder, with the benefit of further advice and analysis from the financial and legal advisors to the Special Committee, as well as further input from the respective managements of MID and MEC and MID's financial and legal advisors.

        On March 21, 2005, the Special Committee met and received detailed presentations and recommendations from its financial and legal advisors concerning the Proposals and matters related to, or arising from, the Proposals. The Special Committee met again on March 22, 2005 to receive further advice from its financial and legal advisors and continue its deliberations in respect of the Proposals. On March 23, 2005, the Special Committee held a further meeting at which it finalized its recommendations, which it provided to the Board later that day.

RECOMMENDATIONS OF THE SPECIAL COMMITTEE

For the reasons discussed more fully below under "Reasons for the Recommendations of the Special Committee", the Special Committee determined that, at the present time, it is not in the best interests of MID or its shareholders for MID to:
        •  spin-off or sell its interest in MEC, or
        •  convert MID into an income-oriented real estate investment vehicle, such as a REIT.

        The Special Committee concurrently made a number of additional recommendations to the Board in respect of MID's investment in MEC and the refinement of MID's financial plan to evidence a clear intention to grow return on equity by, among other things, increasing leverage through a combination of increased capital expenditures and return of capital to shareholders, including an increase in dividends. See "Recommendations of the Board — Additional Recommendations".

REASONS FOR THE RECOMMENDATIONS OF THE SPECIAL COMMITTEE

The MEC Separation Resolution

        The MEC Separation Resolution that the Proposing Shareholder has requested be submitted to MID shareholders contemplates the disposition of MID's interest in MEC pursuant to: (i) a spin-off of MEC through the distribution of MID's interest in MEC on a pro rata basis to MID shareholders through a return of capital or a share exchange, or (ii) a sale of MEC to a strategic or financial buyer.

        The Special Committee, with the assistance of its financial and legal advisors and of MID management and its financial and legal advisors, analyzed the implications of proceeding with a divestiture of MID's investment in MEC through either of these mechanisms and determined that it is not in the best interests of MID or its shareholders for MID to divest itself of its interest in MEC at this time. In reaching this conclusion, the Special Committee took into consideration a number of factors, including the following:

  MID Corporate Strategy

        The Special Committee believed that its analysis should be undertaken in the context of the corporate strategy that had been articulated by MID at the time of its spin-off from Magna and reflected in MID's Annual Information Form for the year ended December 31, 2003 in the following terms:

  "We are a real estate operating company engaged in the ownership, management, leasing, development and acquisition of income-producing industrial and commercial real estate properties in North America and Europe. In addition to our Real Estate Business operation, MID has other operations held through a controlling interest in Magna Entertainment Corp., a publicly traded company. MEC is North America's leading owner-operator of horse racetracks, based on revenues, and among the world's leading providers, via simulcasting, of live horse racing content to the growing inter-track, off-track and account wagering markets. MEC represented 51% of our consolidated assets at December 31, 2003 and 86% of our consolidated 2003 revenue, and materially affects our consolidated net income."

        At the time of MID's spin-off from Magna, MID's investment in MEC was described in the prospectus filed by MID as:

  "a strategic investment that will potentially provide us with the opportunity to participate in co-developments or joint ventures should MEC pursue the development of excess lands around its racetracks or undertake other commercial real estate developments, and will also allow us to share in the future growth of MEC."

The spin-off prospectus went on to disclose that:

  "Although we have no current plans to do so, we may make further investments in MEC, whether in the form of debt, equity or otherwise, or we may decrease our holdings in MEC. We are not subject to any restrictions regarding future investments in MEC and have not guaranteed any of MEC's debt obligations or other commitments."

        The Special Committee understands that MID management continues to believe that its investment in MEC provides it with attractive potential opportunities to participate in MEC's development opportunities, including the development of underutilized lands adjacent to certain MEC racetracks, the redevelopment of certain MEC racetracks, and potential additional facilities associated with MEC's alternative gaming opportunities.

  MEC Funding Considerations

        MEC reported net losses in 2002, 2003 and 2004 and has indicated that it expects to incur a net loss in 2005. MEC's business plan indicates that it will require substantial capital to fund its planned operations and implement its strategic plan. Based upon, among other things, input from its financial advisors, the Special Committee believes that it would not, at this time, be in the best interest of MID to make a capital infusion into MEC of the magnitude required by MEC's business plan in order to facilitate a spin-off. The Special Committee also believes that it would not, at this time, be in the best interest of MID to spin off MEC without adequate capitalization as the resulting uncertainty would impair MEC's ability to successfully execute its strategic plan. Moreover, the terms of any financing that MEC might be able to raise in such circumstances would likely be significantly disadvantageous to MEC and its shareholders (including MID shareholders who would receive MEC shares if it were spun off).

        The Special Committee understands that MEC is currently considering funding alternatives to strengthen its balance sheet and, in addition, has stated its intention to generate cash by monetizing certain of its receivables and selling and/or entering into leases or similar arrangements with respect to some of its real estate and other non-core assets. MEC is also actively exploring securing additional financing and sources of funds from a variety of potential public and private sources, including through the issuance of equity and bringing co-venturers into certain of its business units.

        In this context, not spinning off MEC at this time provides MID with greater flexibility to determine whether, when and how to invest in, or otherwise fund, MEC. If MEC is able to obtain third party funding on favourable terms, MID's future funding of MEC would be reduced, potentially addressing the concern that MID will fund MEC's growth strategy indefinitely. In addition, MEC's ability to fund its operations on more favourable terms should improve as it executes its strategic plan and implements the operational improvements described below. This, in turn, is expected to enhance returns to MEC shareholders, including MID.

        Notwithstanding the foregoing, based upon its review of the MEC business plan and input from its financial advisors, the Special Committee understands that, even in the absence of a spin-off of MEC, it may be necessary and in the best interests of MID and its shareholders to provide incremental funding in the short term to address short-term liquidity issues at MEC and to ensure that the value of MID's current investment in MEC is not adversely affected. The Special Committee also understands that the amount of such funding should not limit the ability of MID to pursue its strategy for its Real Estate Business.

  MEC Operational Improvements

        The Special Committee observed that significant steps had been taken by MEC over the past months that should contribute to improved management and stabilization of core operations of MEC, with an enhanced focus on cost containment and operational efficiencies. MEC has undertaken an extensive review of its business plan and has identified cost cutting and other operational initiatives to improve short-term operating results. Among other things, MEC has recently appointed W. Thomas Hodgson, a former director of MID, as its new President and Chief Executive Officer and has established a new executive management committee comprised of Dennis Mills, Jim McAlpine, Don Amos, Joe De Francis, Ron Charles and Mr. Hodgson (Chairman), whose mandate includes (i) assessing and improving the performance of operations, (ii) reducing corporate overhead, (iii) facilitating the disposition of non-core assets, (iv) implementing guidelines concerning expenditures, and (v) reviewing and facilitating strategic transactions, including joint venture and financing proposals.

        The Special Committee believes that these initiatives increase the probability that MEC will be able to successfully execute its core business strategy, particularly with MID's disciplined involvement.

  MEC Appears Poised For Significant Increase in Value

        Provided that MEC successfully addresses the financial and operating issues described above, it appears that MEC is poised for a significant increase in value as: (i) the opportunity for expansion of MEC's gaming operations is increasing with facilitating legislation now progressing in a number of jurisdictions in the United States in which MEC has operations, (ii) various wagering technologies in which MEC has invested mature, (iii) facilities that have been the subject of capital expenditure programs begin to operate on an expanded scale, and (iv) the development potential of underutilized lands is realized.

        Alternative gaming legislation that authorizes slot machines, video lottery terminals and/or electronic gaming has been approved in Oklahoma, where MEC's Remington Park racetrack is located, and Pennsylvania, where MEC's The Meadows racetrack is located. MID understands that MEC expects to have licence applications filed and facilities construction commenced to enable the operation of slot machines or electronic gaming at Remington Park and The Meadows as soon as practicable. In addition, as a result of the approval by Broward County, Florida voters on March 8, 2005 of a referendum question authorizing slot machines at four facilities in Broward County, including MEC's Gulfstream Park racetrack, the Florida State Legislature is now required to adopt legislation governing the operation of slot machines in Broward County with an effective date no later than July 1, 2005. The Special Committee understands that alternative gaming legislation is also being seriously considered in other states in which MEC operates pari-mutuel facilities and that, if such legislation were adopted, MEC intends to apply for the applicable licences and build the necessary facilities as soon as practicable.

        The value of MEC racetracks in any jurisdiction in which alternative gaming legislation is proposed or pending and where MEC would be permitted to operate slot machines or video lottery terminals is likely to be enhanced when such legislation is adopted. Notwithstanding that the passage of other alternative gaming legislation is an uncertain process, the Special Committee understands that alternative gaming opportunities are expected to occur over the foreseeable future and that the value of MEC's properties and MEC itself could increase significantly as such opportunities are realized.

        The expansion of various wagering technologies also highlights the potential for an increase in MEC's value. Since 2001, MEC has been operating XpressBet®, a national U.S. account wagering service that offers account wagering on races from over 100 North American racetracks via the Internet and telephone, and in 2004 MEC launched MagnaBet™, an international account wagering service currently operating in Europe. MEC also operates HRTV™, a specialty television network focused on horse racing that is distributed to approximately 11 million cable and satellite subscribers in the U.S., and RaceONTV™, an international simulcast distribution service that offers North American racing content to international customers. In late 2004, MEC entered into an exclusive distribution agreement with Churchill Downs, Inc. that forms the basis for offering the delivery of combined content from both MEC and Churchill Downs racetracks to certain key European markets. MEC has not yet realized the potential value of these technologies.

        MEC has pursued a number of capital expenditure programs at its racetracks that have disrupted operations during construction, but are expected to result in increased revenue and earnings before interest, taxes, depreciation and amortization from the redeveloped properties. By way of example, the Gulfstream Redevelopment, which commenced in 2004 and is scheduled for completion in January 2006, includes the construction of new, wider and longer racing surfaces that will allow Gulfstream Park to run a longer live racing season and attract larger field sizes, as well as a new grandstand/entertainment facility, each of which is expected to result in greater attendance and handle. This increased earnings potential will be reflected only after these facilities are completed and fully operational.

        In addition, the development potential of MEC's portfolio of underutilized lands adjacent to its racetracks has not yet been realized. The Special Committee understands that MEC has begun actively pursuing strategic partnership opportunities to develop leisure and entertainment or retail-based real estate projects on underutilized lands adjacent to its racetracks at Santa Anita Park, Golden Gate Fields, Gulfstream Park and Laurel Park. MEC has signed a pre-development management agreement with Forest City Enterprises, Inc. with respect to the development of certain underutilized lands surrounding Gulfstream Park and a letter of intent to explore the possibility of joint ventures with Caruso Affiliate Holdings to develop certain underutilized lands surrounding MEC's Santa Anita Park and Golden Gate Fields racetracks.

        Based upon advice from its financial advisors, which was consistent with the views of MID management and its financial advisors, the Special Committee believes that it is unlikely that (i) the market would fully reflect the potential value from these nascent opportunities in MEC's share price if MEC were spun off at this time, or (ii) MID would fully realize this potential value or an appropriate return on its investment in MEC from a sale of its interest in MEC to a potential purchaser of MEC at this time.

  Other Considerations

        In reaching its recommendation, the Special Committee also considered the following factors relevant to a disposition by MID of its interest in MEC:

  •
  The potential benefits of a disposition by MID of its interest in MEC (including those identified by the Proposing Shareholder) likely would not be lost over time and, if appropriate, could be achieved through a disposition at a later time.

  •
  The advice of MID's financial advisors that there would likely be downward pressure on MEC's trading price for some period of time if MID shareholders seek to dispose of a significant number of their MEC shares received on the spin-off over the same time period.

The REIT Conversion Resolution

        The REIT Conversion Resolution that the Proposing Shareholder has requested be submitted to MID shareholders contemplates the conversion of MID into a REIT or similar structure.

        The Special Committee, with the assistance of its financial and legal advisors and of MID management and its financial and legal advisors, analyzed the implications of converting MID into a REIT or similar structure and determined that it is not in the best interests of MID or its shareholders for MID to undertake such a conversion at this time. In reaching this recommendation, the Special Committee took into consideration a number of factors, including the following:

  Current Tax Efficiency

        MID's income-producing property portfolio includes 107 industrial and commercial properties located in Canada, the United States, Mexico and Europe. MID uses tax planning strategies similar to those used by certain other Canadian multinational corporations and that are available to MID as a result of the geographic diversity of its operations. These strategies result in global tax efficiencies and are available to MID because, among other things, MID is a Canadian corporation and is related to Magna and MEC.

        The Special Committee, with the assistance of its financial and legal advisors and based on advice from MID's tax advisors, considered MID's current cash tax position and its expected cash tax position under a REIT or similar structure. The Special Committee concluded that, for so long as the tax strategies currently used by MID (or similar tax strategies) are available to MID, no material tax benefit would be achieved by the conversion of MID into a REIT that could not otherwise be achieved by MID in its current corporate form. While there would likely be an immediate limited incremental tax benefit from the conversion of MID into a REIT or similar structure, this comparative advantage will be almost entirely eliminated upon MID incurring approximately $150 million of additional debt. MID would need to incur significantly more than $150 million of additional debt to achieve the targeted 35% debt to capitalization ratio that the Special Committee and the Board are recommending, as described under "Recommendations of the Board — Additional Recommendations".

  REIT Structure Not Required to Achieve Goals

        While REITs and similar structures often have a higher debt to capitalization ratio than currently is in place at MID, the conversion of MID into a REIT is not a necessary condition to increasing leverage. In December 2004, MID increased its leverage by completing the public offering of Cdn.$265 million principal amount of MID Debentures, bringing its debt to capitalization ratio for its Real Estate Business to 14%.

        Similarly, while for tax and commercial reasons REITs and similar structures generally distribute a significant portion of their free cash flow to investors on a monthly or quarterly basis, conversion of MID into a REIT is not a necessary condition to increasing distributions to shareholders where such increased distributions are warranted.

        Based on advice from its financial and legal advisors, the Special Committee is of the view that MID can appropriately enhance return on equity for the benefit of its shareholders and should achieve appropriate trading multiples without the expense and ongoing limitations associated with a conversion of MID into a REIT or similar structure. The Special Committee believes that this may be achieved through a combination of increased leverage to fund capital expenditures on real estate and other opportunities consistent with MID's business strategy and returning capital to shareholders, including through increased dividends. See "Recommendations of the Board — Additional Recommendations" below.

  Other Factors Considered

        In reaching its recommendation, the Special Committee also considered the following factors relevant to a conversion of MID into a REIT or similar structure:

  •
  The real estate operating characteristics and portfolio attributes of MID differ in certain respects from those of REITs, particularly as they pertain to MID's relationship with its key tenants (Magna and its automotive subsidiaries), its history of high growth primarily through an active development program rather than through acquisitions, and the geographic diversity of its operations.

  •
  Notwithstanding its corporate structure, from its spin-off in August 2003 to January 14, 2005 (the last trading day on the TSX and the NYSE prior to MID's receipt of the Requisition), MID's share price has outperformed that of selected Canadian and U.S. REIT peers examined by the Special Committee's financial advisors — total returns to MID shareholders over this time frame are 59%, more than twice the 26% average for these selected REIT peers.

RECOMMENDATIONS OF THE BOARD

        After careful analysis and consideration of, among other things, the conclusions and recommendations of the Special Committee, on April 1, 2005, the Board adopted in all material respects the recommendations of the Special Committee and the reasoning underlying those recommendations.

Recommendations Concerning the Proposals

In that context, the Board has unanimously determined that, at the present time, it is not in the best interests of MID or its shareholders for MID to:
        •  spin off or sell its interest in MEC, or
        •  convert MID into an income-oriented real estate investment vehicle, such as a REIT.
The Board therefore recommends that shareholders vote AGAINST the MEC Separation Resolution and AGAINST the REIT Conversion Resolution.

        Messrs. Stronach and Mills, having declared their interests as directors and officers of MEC, abstained from voting on the recommendation with respect to the MEC Separation Resolution.

Additional Recommendations

        At the same time, the Board analyzed and considered certain additional recommendations of the Special Committee and unanimously determined (with Messrs. Stronach and Mills abstaining with respect to the recommendations relating to MEC) to adopt those additional recommendations in all material respects. Mr. Stronach expressed reservations in respect of certain of these additional recommendations relating to MID by indicating his view that a relatively young growth company like MID should not use its cash flow to pay significant dividends or take on debt solely to increase leverage. However, in light of the extensive analysis conducted by the Special Committee, he indicated his willingness to defer to their judgment and voted in favour of these additional recommendations.

        The Board determined that MID should refine its financing strategy to further enhance shareholder value by increasing MID's return on equity by:

  •
  increasing MID's financial leverage in a disciplined manner over a reasonable period of time (which the Board currently believes to be five years) to a debt to capitalization ratio in respect of the Real Estate Business of 35% through a combination of capital expenditures on real estate and other opportunities consistent with MID's business strategy and the return of capital to shareholders,

  •
  establishing a policy to regularly increase dividends based on factors including funds from operations per share and prudent use of capital, and

  •
  repurchasing its shares as appropriate opportunities arise through a normal course issuer bid.

        Consistent with these goals, the Board has determined that the annual dividend payable in respect of the Class A Subordinate Voting Shares and Class B Shares for 2005 will be increased to $0.60 per share, a 67% increase over the 2004 dividend of $0.36 per share.

        In addition, as recommended by the Special Committee in respect of MEC, the Board has:

  •
  determined that, to minimize the possible adverse impact on MID's investment in MEC of unfavourable third party financings, MID should be prepared to consider providing funds to MEC to address any short-term liquidity concerns of MEC, and

  •
  directed management to begin to work closely with MEC to maximize the return on MID's existing investment in MEC and ensure appropriate returns on any additional investment in MEC by, among other things (i) critically examining the funding necessary for the successful execution of MEC's strategic plan, (ii) establishing a more stable capital structure for MEC to pursue its strategic plan, and (iii) assessing all reasonable financing alternatives for MEC on the basis that such financing should enhance MEC shareholder value.

        The Board also determined that the additional recommendations should be evaluated regularly by the Board based on developments in MID's business, opportunities that may arise, and other circumstances existing from time to time.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSALS

        As described herein, associates of Mr. Stronach, including the Stronach Trust, control approximately 76.1% of the votes carried by MID's outstanding Class A Subordinate Voting Shares and Class B Shares. Mr. Stronach, Chairman of MID, Magna and MEC, together with three other members of his family, are the trustees of the Stronach Trust, and Mr. Stronach is also one of the members of the class of potential beneficiaries of the Stronach Trust. Accordingly, Mr. Stronach may be deemed to beneficially own the shares owned by the Stronach Trust, although he disclaims beneficial ownership for purposes other than for U.S. securities law purposes. Mr. Mills, the Vice-Chairman of the Board, is also the Vice-Chairman of the board of directors of MEC. Therefore, each of Mr. Stronach and his associates (including the Stronach Trust), Magna and Mr. Mills have a direct or indirect interest in the Proposals.

        The Corporation has been advised that all of the directors and officers of MID who own, directly or indirectly, Class A Subordinate Voting Shares and/or Class B Shares intend to vote such shares AGAINST the Proposals.

OTHER MATTERS

        Management is not aware of any amendments or variations to matters identified in the Notice or of any other matters that are to be presented for action to the Meeting other than those described in the Notice.

        Information stated in this Circular is dated as at March 29, 2005 except where otherwise indicated. The contents and the mailing of this Circular have been approved by the Board.

        The Corporation is required to file an Annual Information Form with Canadian securities regulatory authorities and an annual report on Form 40-F with the SEC. A copy of the most recent Annual Information Form, this Circular and the Corporation's Annual Report (containing consolidated financial statements of the Corporation and Management's Discussion and Analysis of Results of Operations and Financial Condition for the year ended December 31, 2004) are available on the Corporation's website at www.midevelopments.com and will be sent to any person upon request in writing addressed to the Secretary at the Corporation's principal executive offices set out in this Circular. Such copies will be sent to any shareholder without charge. The annual report on Form 40-F for the year ended December 31, 2004 is available at the SEC's website, www.sec.gov, and will be sent to any person upon such a request in writing.

        Additional information relating to the Corporation is available on SEDAR at www.sedar.com and financial information relating to the Corporation is provided in the Corporation's consolidated financial statements and Management's Discussion and Analysis of Results of Operation and Financial Condition for the year ended December 31, 2004.

John D. Simonetti	Richard J. Crofts
Chief Executive Officer	Executive Vice-President, Corporate Development, General Counsel and Secretary

SCHEDULE A

GREENLIGHT CAPITAL PROPOSALS

"WHEREAS MI Developments Inc. ("MID") has a substantial interest in Magna Entertainment Corp. ("MEC");

AND WHEREAS MID has been considering various options for its investment in MEC;

AND WHEREAS the businesses conducted by MID and MEC are distinct and separable;

AND WHEREAS it is desirable to separate MEC from MID so that MID will be valued appropriately in the market as a real estate business;

AND WHEREAS in a press release dated September 16, 2004 MID's Special Committee of Independent Directors announced the withdrawal of an offer for securities of MEC and a continuing review of the relationship between MEC and MID and referred to the possibility of future "potential transactions with MEC which are in the best interests of MID and all of its shareholders";

AND WHEREAS MID has received a proposal for a potential transaction that would effect a restructuring of MID that is likely to enhance the value of the investment by public shareholders in MID, including converting MID into an income-oriented real estate investment vehicle, such as a real estate investment trust ("REIT");

AND WHEREAS the public shareholders of MID consider that the foregoing proposal should be implemented by the Board of Directors;

NOW THEREFORE THE SHAREHOLDERS RESOLVE AS FOLLOWS:

1.     Spin-off or Sale of MID's Interest in MEC

The directors of MID be, and are hereby, directed to consider the alternatives identified below by which MID may dispose of its interest in MEC, with a view to determining the most appropriate alternative for eliminating the market value discount resulting from holding shares of MEC, and are directed to implement the same;

  (a)
  A distribution by MID of its entire equity interest in MEC (which consists of 58,466,056 Class B shares and 4,362,328 Class A shares as of September 21, 2004) on a pro rata basis to MID shareholders through a return of capital or share exchange, taxable at the MID corporate level; or

  (b)
  A private market sale by MID of its equity interest in MEC through a process of soliciting interest from strategic and financial buyers and conducting an auction to solicit formal bids, and a distribution of the proceeds on a pro rata basis to MID shareholders through a return of capital or share exchange.

2.     Conversion of MID to a REIT

The directors of MID be, and are hereby, directed to consider and, if deemed feasible, select the most appropriate method to convert MID to an income-oriented real estate investment vehicle (including a trust or an income participating security ("IPS") structure), having regard to the following factors:

  (a)
  MID's cash flow generation profile,

  (b)
  MID's operational jurisdictions,

  (c)
  MID's tax attributes, and

  (d)
  recent precedents suggesting that trust assets can likely be structured so that the trust qualifies as a REIT irrespective of the composition of its unitholders."

A-1

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